EXHIBIT 99.3

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT
                                 BY AND BETWEEN
                             WESTERNBANK PUERTO RICO
                           (BUSINESS CREDIT DIVISION)
                                    AS LENDER
                                       AND
                           PUEBLO INTERNATIONAL, LLC.
                                    FLBN LLC
                                FLBN/SUB-BASE LLC

                                  AS BORROWERS
                                       AND
                        NUTRITIONAL SOURCING CORPORATION

                             DATED: JANUARY 28, 2005

                           LOAN AND SECURITY AGREEMENT

        This Loan and Security Agreement, dated as of January 28, 2005, is entered into by and between Westernbank Puerto Rico, a Puerto Rico Banking corporation ("Lender") and Pueblo International, LLC ("Pueblo"), a Delaware limited liability company, FLBN LLC (f/k/a FLBN Corporation and Xtra Super Food Centers, Inc.), a Delaware limited liability company, FLBN/Sub-Base LLC (f/k/a FLBN/Sub-Base Corporation and All Truck, Inc.), a Delaware limited liability company (hereinafter referred to individually as a "Borrower" and collectively as "Borrowers") and Nutritional Sourcing Corporation, a Delaware corporation ("NSC").

                                   WITNESSETH

        WHEREAS, pursuant to an Extension And Modification Agreement between Lender and Pueblo, Xtra Superfood Centers, Inc., Pueblo Entertainment, Inc., Xtra Merger Corporation, Caribad, Inc. and All Truck, Inc. and NSC, dated as of January 30, 2003 (the "Extension Agreement"), Lender (a) purchased "Loans" and other "Obligations" pursuant to the "Credit Agreement" (as such terms are used in the Extension Agreement) and (b) made Loans and granted other financial accommodations to Borrowers and certain other persons as a bridge facility;

        WHEREAS, the Extension Agreement contemplated that under certain circumstances Lender and Pueblo, Xtra Superfood Centers, Inc., Pueblo Entertainment, Inc., Xtra Merger Corporation, Caribad, Inc. and All Truck, Inc and NSC would substitute the Extension Agreement with a "Definitive Loan Agreement" and other "Definitive Financing Agreements" (as defined in the Extension Agreement) and make additional loans to Borrowers;

        WHEREAS, pursuant to the Extension Agreement Lender and Pueblo, Xtra Superfood Centers, Inc., Pueblo Entertainment, Inc., Xtra Merger Corporation, Caribad, Inc. and All Truck, Inc.(the "Predecessor Borrowers") and NSC have entered into a Loan And Security Agreement dated as of May 23, 2003 (the "Existing Loan Agreement") and the other "Financing Agreements"(as defined therein).

        WHEREAS, Xtra Merger Corporation has been merged into NSC, Pueblo Entertainment, Inc. and Caribad, Inc. have each been merged into Pueblo, the name of All Truck, Inc. has been changed to FLBN/Sub-Base Corporation and FLBN/Sub-Base Corporation has been converted to a Delaware limited liability company named "FLBN/Sub-Base LLC" and the name of Xtra Super Food Centers, Inc. has been changed to FLBN Corporation and FLBN Corporation has been converted to a Delaware limited liability company named, "FLBN LLC";

        WHEREAS, Borrowers and NSC have requested that Lender enter into certain additional financing arrangements with Borrowers pursuant to which Lender may make additional loans and provide other financial accommodations to Borrowers;

        WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein; and

        WHEREAS, in connection therewith Lender and Borrowers and NSC wish to amend restate the Existing Loan Agreement as provided herein;

        NOW THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.      DEFINITIONS

        All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrowers and Lender or pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

        1.1 "Accounts" shall mean all present and future rights of each Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance, including Credit Card Receivables.

        1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such

Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of the Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

        1.3 "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to the sum of: (a) the difference between: (i) the aggregate net book value of all assets of such Person and its subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals) plus (b) indebtedness of such Person and its subsidiaries which is subordinated in right of payment to the full and final payment of all of the Obligations on terms and conditions acceptable to Lender and as to NSC the amount of the Senior Secured Notes from time to time issued and outstanding plus
(c) the aggregate excess of the appraised value of all assets of such Person and its subsidiaries over the net book value of all assets of such Person and its subsidiaries(after deducting from such book values all appropriate reserves in accordance with GAAP,including all reserves for doubtful receivables, obsolescence, depreciation and amortization), based on appraisals acceptable to Lender.

        1.4 "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds ten percent (10%) or more of any class of voting stock of such Person or other equity interests in such Person, (b) any Person of which such Person or a Subsidiary of such Person beneficially owns or holds ten percent (10%) or more of any class of voting stock or in which such Person beneficially owns or holds ten percent (10%) or more of the equity interests and
(c) any director or executive officer of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock, by agreement or otherwise.

        1.5 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of any Borrower, NSC or any other Obligor or
(iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrowers, NSC or any other Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or (d) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

        1.6 "Bankruptcy Code" shall mean the United States Code, being title 11 of the United States Code as enacted in 1978, as the same may have heretofore been or may hereafter be amended, recodified, modified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

        1.7     "Blocked Accounts" shall have the meaning set forth in section
6.3 hereof.

        1.8 "Borrowers Agent" shall mean Pueblo, in its capacity as agent for Borrowers hereunder and any successor or replacement agent for Borrowers appointed and approved by Lender in writing, and its successors and assigns.

        1.9 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

        1.10 "Capital Lease" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

        1.11 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests or limited liability company interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

        1.12 "Cash Equivalents" shall mean, at any time, (a) any evidence of indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America of any agency or instrumentality thereof; provided that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less issued by a corporation (except an Affiliate of a Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying security of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one hundred eighty (180) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through
(e) above.

        1.13 "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of a Borrower or NSC to any Person or group (as such term is used in Section 13(d)(3) of the Securities And Exchange Act of 1934[the "Exchange Act"]); (b) the liquidation or dissolution of a Borrower or NSC or the adoption of a plan by the stockholders of a Borrower or NSC relating to the dissolution or liquidation of any Borrower or NSC; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), of beneficial ownership directly or indirectly, of a majority of the voting power of the total outstanding voting stock of any Borrower or NSC, or (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of any Borrower or NSC cease for any reason to constitute a majority of the Board of Directors of such Borrower or NSC, then still in office; (e) the failure of the present beneficial holders of voting stock of NSC to own and control, directly or indirectly, one hundred (100%) percent of the voting power of the total outstanding voting stock of each Borrower or NSC or (f) the failure of

NSC to be the sole member or sole holder of the membership interests of Pueblo. As used in this Section 1.14 the term "Board of Directors" includes the Board of Managers or other governing body of Pueblo and the term "voting stock" includes the membership interests of Pueblo.

        1.14 "Closing Date" shall mean the date of disbursement of "Term Loan D"(as hereafter defined) hereunder to be fixed by Lender, on or before March 11, 2005, at such place at such time as shall be specified by Lender.

        1.15    "Code" shall mean the Internal Revenue Code of 1986, as amended.

        1.16 "Collateral" shall have the meaning set forth in Section 5 hereof.

        1.17 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, from any lessor of premises to any Borrower or NSC or any other Person to whom any Collateral(including Inventory, Equipment, bills of lading or other documents of title)is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other Person, inter alia, acknowledges, in form and substance satisfactory to Lender, Lender's first priority lien and security interest in such Collateral, and agrees to waive any and all claims such lessor, consignee or other Person may at any time have against such Collateral and agrees to permit Lender access to, and the right to remain on the premises of such lessor, consignee or other Person, so as to exercise Lender's rights and remedies and otherwise deal with such Collateral and in the case of any Person who at any time has custody, control or possession of any bills of lading or other documents of title, agrees to hold such bills of lading or other documents as bailee for Lender and to follow all instructions of Lender with respect thereto.

        1.18 "Credit Card Acknowledgments" shall mean the agreements among Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements, Borrowers and Lender, pursuant to which the Credit Card Issuers or Credit Card Processors acknowledge Lender's first priority security interest in the monies due and to become due to Borrowers (including credits and reserves) under the Credit Card Agreements, and agree to transfer all such amounts to the Blocked Accounts, or such other account of Borrowers' Agent set forth in the agreement, or any other account that Lender may direct, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

        1.19 "Credit Card Agreement" shall mean all agreements now or hereafter entered into by any Borrower with any Credit Card Issuer or Credit Card Processor, as same may now exist or may hereafter be amended, modified, supplemented, extended, renewed or replaced.

        1.20 "Credit Card Issuer" shall mean any person who issues credit cards or debit cards used by customers of a Borrower to purchase goods, including without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards, and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards.

        1.21 "Credit Card Processor" shall mean any servicing or processing agent or any factor or financial intermediary who services, processes or manages the credit, authorization, billing, transfer and/or payment with respect to any sales transactions of any Borrower involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

        1.22 "Credit Card Receivables" shall mean all accounts consisting of the present and future rights of any Borrower to payment by Credit Card Issuers or Credit Card Processors for merchandise sold and delivered to customers of Borrowers who have purchased such goods using a credit card or debit card issued by a Credit Card Issuer.

        1.23 "Debt" shall include, as to any Person, at any time (without duplication) (a) any liability, whether or not contingent, of such Person in respect of borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except
(i) trade accounts payable not unpaid more than the greater of (A) sixty (60) days past the invoice date or (B) the due date thereof and (ii) other accounts payable and current accrued expenses payable of such Person arising in the ordinary course of business which are not past due by more than ninety (90) days, (d)all obligations of such Person under a Capital Lease, (e) all indebtedness or other obligations of others guaranteed by such Person, (f) all obligations secured by a lien or security interest existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non recourse to the credit of such Person, (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers acceptances, surety or other bonds or similar instruments and (h) all obligations of such Person with respect to redeemable stock or repurchase or redemption obligations with respect to any Capital Stock or other equity securities issued by such Person.

        1.24 "Depository" shall have the meaning prescribed in the Note Purchase Offer.

        1.25 "Dilution" shall mean, for any period, the ratio of (a) the aggregate amount of reductions in Accounts other than as a result of payments in cash, for such period to (b) the aggregate amount of total sales, for such period.

        1.26    "Due Date" shall mean March 1, 2010.

        1.27 "EBITDA" shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Net Income After Tax of such Person for such period, plus (b) depreciation and amortization of such Person for such period (to the extent deducted in the computation of Net Income After Tax of such Person for such period), plus (c) interest expense of such Person for such period (to the extent deducted in the computation of Net Income After Tax), plus (d) income taxes of such Person for such period (to the extent deducted in the computation of Net Income After Tax) all in accordance with GAAP.

        1.28 "Effective Date" shall mean the date of execution of this Agreement by Lender.

        1.29 "Eligible Accounts" shall mean Accounts (other than Credit Card Receivables) created by a Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

                (a) such Accounts arise from the actual and bona fide sale and delivery by a Borrower or rendition of services by a Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

                (b) such Accounts are not unpaid (i) more than ninety (90) days after the date of the original invoice for them and (ii) more than sixty
(60) days past the due date thereof.

                (c) such Accounts comply with the terms and conditions contained in Section 7.2(c) of this Agreement; (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

                (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or the Commonwealth of Puerto Rico or at Lender's option: if either (i) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United States of America and in U.S. dollars sufficient to cover such Account in form and substance satisfactory to Lender and if required by Lender the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determined).

                (f) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices if Lender shall have received an agreement in writing from the account debtor in form and substance satisfactory to Lender confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice.

                (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

                (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

                (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

                (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with any Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

                (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

                (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

                (m) such Accounts of a single account debtor or its affiliates do not constitute more than forty percent (40%) of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

                (n) such Accounts are not owed by an account debtor who has Accounts unpaid more than sixty (60) days after the date of the original invoice for them which constitute more than Fifty Percent (50%) percent of the total Accounts of such account debtor;

                (o) such Accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the credit limit with respect to such account debtors as determined by Lender from time to time (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

                (p) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as determined by Lender. General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

        1.30 "Eligible Inventory" shall mean Inventory of Borrowers consisting of finished goods held for resale in the ordinary course of the business of Borrowers which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) raw materials or work-in-process; (b) components which are not part of finished goods; (c) spare parts for equipment and fixtures; (d) packaging and shipping materials; (e) supplies used or consumed in Borrowers' business; (f) Inventory at premises other than those owned and controlled by Borrower, except if Lender shall have received a Collateral Access Agreement with respect to such premises; (g) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (h) bill and hold goods; (i) unserviceable, obsolete or slow moving Inventory; (j) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (k) returned, damaged and/or defective Inventory; (l) Inventory purchased or sold on consignment; (m) Inventory in transit other than Inventory for which Lender has arranged a Letter of Credit Accommodation described in Section 2.2(c)(i) hereof; (o) Inventory which consists of produce, deli and bakery food products, expired foods, and products with short expiration dates or shelf-life; and (p) Inventory which is subject to PACA or PASA and for which the supplier has not been paid in full. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

        1.31 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower and any other Credit Party and any governmental authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

        1.32 "Equipment" shall mean all of each Borrowers's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, racks, shelves, freezers, coolers, material handling equipment, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements wherever located.

        1.33 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

        1.34 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one - sixteenth (1/16) of one (1%) percent) at which the Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrowers' Agent and approved by Lender) on or about (9:00a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrowers in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrowers' Agent.

        1.35 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

        1.36 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of: (i) the amount of the Revolving Loans available to Borrowers as of such time based on (A) the applicable lending formulas multiplied by (B) the Net Amount of Eligible Accounts and the lesser of (1) the Value of Eligible Inventory and(2) the Net Recovery Percentage of Eligible Inventory, as determined by Lender, and the amount of the Pledged Cash and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder, and (ii) the Maximum Credit minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations plus (ii) the aggregate amount of all then outstanding and unpaid trade payables of Borrowers which remain unpaid more than the greater of (A) sixty (60) days past the invoice date or (B) the due date thereof, as of such time, plus (iii) the amount of checks issued by Borrowers to pay trade payables, but not yet sent and the book overdraft of Borrowers.

        1.37 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreement documents and instruments now or at any time hereafter executed and/or delivered by Borrowers, NSC or any other Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

        1.38 "Fixed Charge Coverage Ratio" shall mean as to any Person with respect to any period, the ratio of (a) such Person's EBITDA for such period divided by (b) the sum of (i) the interest expense plus (ii) the current maturities of all Debt, except the Revolving Loans, plus (iii) all taxes (not including taxes deducted from or charged to earnings in computing EBITDA), of such Person for such period.

        1.39 "Franchise Agreements" shall mean all agreements between any Borrower and any other person, pursuant to which a Borrower is granted the right to sell, rent or lease any property or provide any service by another Person with or without the use of any of such Person's Intellectual Property.

        1.40 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

        1.41 "Information Certificate" shall mean the Information Certificates of Borrowers and NSC constituting Exhibit A to the Extension Agreement and as revised by Borrowers and delivered to Lender in connection with the Existing Loan Agreement and this Agreement, containing material information with respect to Borrowers and NSC and their respective business and assets, provided by or on behalf of Borrowers to Lender in connection with the preparation of the Agreement and the other Financing Agreements and the financing arrangements provided for therein.

        1.42 "Intellectual Property" shall mean as to NSC and its Subsidiaries such now owned and hereafter arising or acquired patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations in part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

        1.43 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrowers' Agent may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided that, Borrowers' Agent may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

        1.44 "Interest Rate" shall mean as to(a) Prime Rate Loans,(i)which are Revolving Loans, a rate of one and one half percent (1.5%) per annum in excess of the Prime Rate, (ii) which are Term Loans, other than Term Loan D a rate of two percent (2%) per annum in excess of the Prime Rate and (iii) which is Term Loan D, a rate of three percent (3%) per annum in excess of the Prime Rate, subject to adjustment as provided in Section 3.1(e) hereof and (b) as to Eurodollar Rate Loans, (i) which are Revolving Loans, a rate of three and one half percent (3.5%) per annum in excess of the Adjusted Eurodollar Rate and (ii) which are Term Loans, other then Term Loan D, a rate of four percent (4%) per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrowers' Agent as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the term thereof, whether such rate is higher or lower than any rate previously quoted to Borrowers); provided that, the Interest Rate shall mean(x) the rate of three and one half percent (3.5%) per annum in excess of the Prime Rate as to Prime Rate Loans which are Revolving Loans and the rate of four percent (4%) per annum in excess of the Prime Rate as to Prime Rate Loans which are Term Loans other than Term Loan D and the rate of five percent (5%) per annum in excess of the Prime Rate as to Term Loan D and (y) the rate of five and one half percent (5.5%) per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans which are Revolving Loans and the rate of six percent (6%) per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans which are Term Loans, other than Term Loan D, at Lender's option, without notice, (a) for the period (i) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrowers) and (ii) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender, and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default); provided that, at no time shall the Interest Rate be lower than a rate of (x) six percent (6%) per annum as to Revolving Loans and (y) seven percent (7%) per annum as to Term Loans.

        1.45 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

        1.46 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of any Borrower, NSC or any other Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by any Borrower of its obligations to such issuer.

        1.47    "Loans" shall mean the Revolving Loans and the Term Loans.

        1.48 "Material Adverse Effect" shall mean a material adverse effect on (a) the financial condition, business, performance or operation of Borrowers,
(b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Lender upon the Collateral or any other property which is security for the Obligations; (d) the Collateral of Borrowers (taken as a whole) or the value of the Collateral; (e) the ability of Borrowers to repay the Obligations or of Borrowers to perform their obligations under this Agreement or any of the other Financing Agreements; or (f) the ability of Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Lender under this Agreement or any of the other Financing Agreements.

        1.49 "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of a Borrower involving monetary liability of or to any Person in an amount in excess of $1,000,000 in any fiscal year, (c) any Franchise Agreement and (c) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which a Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations or prospects of Borrowers or the validity or enforceability of this Agreement, any of the other Financing Agreements, or any of the rights and remedies of Lender hereunder or thereunder.

        1.50 "Maximum Credit" shall mean the amount of $119,000,000 reduced by the Reduction Amount .

        1.51 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

        1.52 "Net Income After Tax" shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary or non-recurring gains and extraordinary non-cash charges to property, plant and equipment or goodwill) after deducting all charges (including income taxes) which should be deducted before arriving at the net income (loss) for such period, all as determined in accordance with GAAP; provided that, (a) the net income of any Person that is not a Subsidiary of NSC or a Borrower or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions actually received by NSC or a Borrower or a wholly-owned Subsidiary of NSC or a Borrower; (b) the net income of any Person that is not a wholly owned Subsidiary shall be included only after deducting portions of income properly attributable to minority interests and (c) the effect of any change in accounting principles adopted by such Person or its Subsidiaries after the date hereof shall be excluded. For the purposes of this definition, net income excludes any gain and non-cash loss (but not any cash loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any capital stock of such Person or a Subsidiary of such Person and any net income realized as a result of changes in accounting principles or the application thereof to such Person.

        1.53 "Net Recovery Percentage" shall mean the fraction, expressed as a percentage (a) the numerator of which is the amount equal to the recovery on the aggregate amount of the Inventory at such time on an orderly liquidation basis as set forth in appraisals of Inventory received by Lender in accordance with Section 7.3, net of estimated operating expenses, liquidation expenses and commissions and (b) the denominator of which is the original cost of the aggregate amount of the Inventory subject to appraisal.

        1.54 "Net Revenues" shall mean, gross revenues less returns, credits, discounts and allowances.

        1.55 "Noteholders Liens" shall mean the security interests in favor of the holders of NSC's 10.125% Senior Secured Notes due August 1, 2009, in the collateral described in the Security Pledge, as in effect on the Closing Date, which shall be junior and subordinate to the liens and security interests of Lender therein to the extent provided in the Security Pledge as in effect on the date hereof.

        1.56 "Note Purchase Offer" shall mean the invitation by NSC to holders of the Senior Secured Notes to offer to sell for cash prices designated by the offering holders any or all of their holdings of Senior Secured Notes, to be dated on or about January 28, 2005, as approved by Lender, a copy of which is attached as Exhibit B hereto.

        1.57 "NSC Notes" shall mean the 10.125% Restated Subordinated Intercompany Note issued by Pueblo and the 10.125% Subordinated Intercompany
Note issued by Pueblo Entertainment, Inc. to NSC, dated June 5, 2003 in the principal amounts of $70,000,000 and $20,000,000, respectively.

        1.58 "Obligations" shall mean any and all Revolving Loans, Term Loans, Letter of Credit Accommodations, and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrowers or NSC to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any Borrower under the Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

        1.59 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrowers.

        1.60    "Payment Account" shall have the meaning set forth in Section
6.3 hereof.

        1.61    "PACA" shall mean the "Packers and Stockyards Act", 7 USC
Section 181, et.seq.

        1.62 "PASA" shall mean the "Perishable Agricultural Commodities Act", 7 USC Section 499a, et. seq.

        1.63 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects Subchapter S status under the Internal Revenue Code of 1986, as amended or N corporation status under the Puerto Rico Internal Revenue Code of 1994, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

        1.64 "Permitted Liens" shall mean those liens, encumbrances and security interests (i) allowed by Section 9.8(b) through (g) hereof or (ii) as may otherwise be consented to by Lender, in writing.

        1.65 "Prime Rate" shall mean the rate from time to time advised by Westernbank Puerto Rico, or its successors, to its clients as its "prime rate", whether or not such advised rate is the best rate available at such bank.

        1.66 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

        1.67 "Real Estate Security" shall include (a) those leasehold mortgages requested by Lender to be granted by Borrowers; (b) the mortgage liens on the Real Property and interests of Borrowers described in Schedule 5.1(e) hereto (the "Mortgages"),
(c) the mortgage notes described on Schedule 5.1(e) hereto to be pledged to Lender and (d) liens and security interests in favor of Lender on all other Real Property of Borrowers or NSC, all on the terms and subject to the provisions contained herein and in the other applicable Financing Agreements.

        1.68 "Real Property" shall mean all now owned and hereafter acquired real property of any Borrower or NSC, including leasehold interests and those real properties described on Schedule 5.1(e) hereto, together with all buildings, structures and other improvements located thereon and all licenses, easements and appurtenances relating thereto, whenever located.

        1.69 "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of Borrowers: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of each Borrower; (d) all letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to a Borrower or otherwise in favor of or delivered to any Borrower in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instrument, notes, general intangibles and other forms of obligations owing to any Borrower, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by any Borrower or to or for the benefit of any third person, including loans or advances to any Affiliates or Subsidiaries of NSC or otherwise associated with any Accounts, Inventory or general intangibles of any Borrower (including without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to a Borrower in connection with the termination of any employee benefit plan and any other amounts payable to a Borrower from any employee benefit plan) and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any process thereof and proceeds of insurance covering the lives of employees on which a Borrower is a beneficiary.

        1.70 "Records" shall mean all of Borrowers' present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of a Borrower with respect to the foregoing maintained with or by any other person).

        1.71 "Reduction Amount" shall mean the amount, if any, by which Term Loan D shall be less than $45,000,000 or if originally $45,000,000, the portion thereof not used as required in Section 2.3(d) and which is required to be returned to Lender.

        1.72 "Reference Bank" shall mean Westernbank Puerto Rico or such other bank as Lender may from time to time designate.

        1.73 "Restricted Junior Payment" shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Borrower now or hereafter outstanding or any payment on account of a return of capital (or the setting aside or otherwise depositing or investing of any sums for such purpose) or (b) any redemption, retirement, purchase, defeasance or other acquisition, direct of indirect, of any shares of any class of Capital Stock of any Borrower or any Affiliate of a Borrower now or hereafter outstanding (or the setting aside or otherwise depositing or investing of any sums for such purpose) or (c) any payment, direct or indirect, of any interest, principal of or premium, if any, on any redemption, retirement, purchase or other acquisition, direct or indirect, of any Subordinated Debt (or the setting aside or otherwise depositing or investing of any sums for such purpose) or (d) any payment of money or transfer of any interest in any asset to any Affiliate of a Borrower.

        1.74 "Retail Store" shall mean the retail stores which are now existing or hereafter operated by any Borrower and which sell Inventory.

        1.75 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

        1.76 "Security Pledge" shall mean the "Security Pledge And Intercreditor Agreement between NSC and Wilmington Trust Company, dated June 5, 2003.

        1.77 "Senior Secured Notes" shall mean NSC's 10.125% Senior Secured Notes due August 1, 2009, issued by NSC.

        1.78 "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date thereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

        1.79    "Special Advance Facility" shall have the meaning prescribed by
Section 2.1(f) hereof.

        1.80 "Subordinated Debt" shall mean all liabilities, indebtedness and obligations of any Borrower, NSC or any other Obligor to any person the payment of which is restricted by this Agreement, any of the other Financing Agreements or the Security Pledge.

        1.81 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, association, limited liability company, limited liability partnership, or other limited or general partnership, trust, association or other business entity, of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the Board of Directors of such corporation, managers, trustees or other controlling persons (whether or not the right so to vote exists or has been suspended by reason of the happening of a contingency), or an equivalent controlling interest therein, of such Person is, at the time directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

        1.82 "Suppressed Availability" shall mean the amount, as determined by Lender, calculated at any time, which Borrowers shall otherwise be entitled to borrow under applicable lending formulas but which shall not be available to, and which shall be withheld from, Borrowers.

        1.83    "Suppressed Revolving Loans" shall mean the difference between
(a)$15,000,000 and (b) the amount of all payments of principal of Term Loan D multiplied by 0.33.

        1.84 "Term Loans" shall mean the term loans made by Lender to Borrowers as provided for in Section 2.3 hereof.

        1.85 "Uniform Commercial Code" or "UCC" shall include the Puerto Rico "Commercial Transactions Act" and "UCC" shall mean the Uniform Commercial Code.

        1.86 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value.

        1.87 "Voting Stock" or "voting stock" shall mean with respect to any Person, (a) one(1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the Board of Directors, managers, trustees or other persons performing similar functions, even if at the time any other class or classes of Capital Stock have, or might have, voting power by reason of the happening of any contingency or (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

        1.88 "Working Capital" shall mean as to any Person, at any time, in accordance with GAAP, on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all current assets of such Person and its subsidiaries (as determined in accordance with GAAP), calculating the book value of inventory for this purpose on a first-in-first-out basis, and (b) all current liabilities of such Person and its subsidiaries (as determined in accordance with GAAP), provided, that, as to Borrowers, for purposes of Section 9.14, (i) the liabilities of Borrowers to Lender under this Agreement and (ii) the current amount of Borrowers' reserves for self insurance liabilities, shall not be considered current liabilities (whether or not classified as current liabilities in accordance with GAAP).

Section 2.      CREDIT FACILITIES.

        2.1     Revolving Loans.

        (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrowers from time to time in amounts requested by Borrowers' Agent up to the amount equal to:

                (i) Up to ninety percent (90%) of the Net Amount of Eligible Accounts, plus

                (ii) Up to the lesser of: (A) the percentage of the Value of Eligible Inventory stated in Schedule 2.1(a)(ii) hereof with respect to the period specified therein or (B) the percentage of the "Net Recovery Percentage" for Eligible Inventory stated in
                Schedule 2.1(a)(ii) hereof with respect to the period specified therein, less

                (iii)   Any Availability Reserves, less

                (iv) The amount of Suppressed Revolving Loans; provided that, except in Lender's discretion, the aggregate amount of Revolving Loans at any time outstanding pursuant to Section 2.1(a)(i) and
                (ii) hereof shall in no event exceed Thirty Five Million Six Hundred Fifty Thousand Dollars($35,650,000)(but reduced by the amounts stated in Section 2.1(a)(iii) and(iv) hereof).

        (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrowers' Agent, (i) reduce the lending formula with respect to Eligible Accounts and Eligible Inventory to the extent that Lender determines in good faith that: (A) the Dilution with respect to the Accounts for any period has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined or
(C) the Dilution as of the close of any month is greater than five percent (5%) for such month or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (C) the nature and quality of the Inventory has deteriorated. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves. Lender anticipates that any reduction on account of a determination by Lender under Section 2.1(b)(i)(C) hereof will be at a rate which is not less than twice the percentage determined thereunder.

        (c) Except in Lender's discretion, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(d) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

        (d) Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Revolving Loans to the extent Lender is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Revolving Loans and Availability Reserves shall be attributed first to any components of the lending formulas in Section 2.1(a) that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.

        (e) As additional security for the payment of Term Loan D, the amount of Suppressed Revolving Loans otherwise available to Borrowers under applicable lending formulas shall not be available to, and shall be withheld from, Borrowers. Notwithstanding any other provision of this Agreement, Lender may, in its discretion(but shall not be required to) apply any amount of the Suppressed Revolving Loans that would otherwise be available to Borrowers, at any time and from time to time, to any portion of Term Loan D then due.

        (f)(i) Borrowers shall also have available, upon the request of Borrowers' Agent, a special revolving advance facility(the "Special Advance Facility") in the amount of up to the lesser of (x) 30% of the Value of Inventory that is not Eligible Inventory, but is otherwise acceptable to Lender for this purpose, but excluding in any event Inventory which is obsolete, expired or otherwise unsalable, in the ordinary course of business or (y) $5,000,000 of which at least $1,800,000 must come from Lender's temporarily allowing Borrowers the use of the amount of Suppressed Availability required to be maintained by Borrowers pursuant to Section 9.16(a) hereof, on the terms and subject to the following conditions:

        (A) Loans under the Special Advance Facility will not result in the Maximum Credit or any of the sublimits thereof being exceeded,

        (B) Except in Lender's discretion, the amount of Loans under the Special Advance Facility plus the amount of all other Revolving Loans less all Availability Reserves shall not exceed $20,650,000,

        (C) The Special Advance Facility shall be available only for non consecutive periods of up to 120 days,

        (D) The Special Advance Facility shall be available only if no part thereof has been outstanding during the preceding 60 day period,

        (E) The Special Advance Facility shall be part of the Revolving Loans and otherwise shall be subject to all other provisions regarding Revolving Loans hereunder, including repayment, and

        (F) No Event of Default or act, condition or event which with the giving of notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing.

        (ii) In order to draw amounts available under the Special Advance Facility Borrowers' Agent shall submit a written request therefore to Lender which shall specify:

        (A) The amount of the Special Advance Facility requested to be drawn by Borrowers and

        (B) The period for which such amount is to be borrowed, which must be a period of 30, 60, 90 or 120 days; provided that, if at the time of any such request any Loan or Loans were already requested and made under the Special Advance Facility, at any time within the previous 120 days, Borrowers' Agent may not request, and no Loan will be made under the Special Advance Facility, for a period which would extend beyond 120 days from the date of the earliest of such Loans.

        (iii) The Special Advance Facility will terminate and Loans thereunder shall no longer be available to Borrowers at such time as the amount of the Suppressed Revolving Loans shall be reduced to zero(0).

        2.2.    Letter of Credit Accommodations.

        (a) Subject to and upon the terms and conditions contained herein, at the request of Borrowers' Agent, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrowers containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrower pursuant to this Section 2.2.

        (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations Borrowers shall pay to Lender a letter of credit fee at a rate equal to two and one-half percent (2.5%) per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrowers shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to four and one-half percent (4.5%) per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement.

        (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations the Revolving Loans available to Borrower (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of (A) thirty five percent (35%) of the Value of such Eligible Inventory, plus (B) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America, Puerto Rico or the Virgin Islands and (ii) if the proposed Letter of Credit Accommodation is for any other purpose an amount equal to one hundred percent(100%) of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation an Availability Reserve shall be established in the applicable amount set forth in Section 2.2(c)(i) or Section 2.2(c)(ii).

        (d) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed Ten Million Dollars ($10,000,000) in the aggregate, included within the overall Revolving Loans. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrowers will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations and in either case, the Revolving Loans otherwise available to Borrower shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

        (e) Borrowers shall jointly and severally indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent or any other person with respect to any Letter of Credit Accommodation. Borrowers assume all risks with respect to the acts or omissions of the drawer under or beneficiary of, or any other person with respect to, any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrowers' agent. Borrowers assume all risks for, and agree to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations and any documents, drafts or acceptances thereunder. Borrowers hereby release and hold Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrowers, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

        (f) Nothing contained herein shall be deemed or construed to grant Borrowers any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrowers. Lender shall have the sole and exclusive right and authority to, and Borrowers shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in Borrowers' names.

        (g) Any rights, remedies, duties or obligations granted or undertaken by Borrowers to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrowers to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers to Lender and to apply in all respects to Borrowers.

        2.3 Term Loans. Lender has or will be making four (4) Term Loans to Borrowers as follows:

        (a) Lender has made a capital expenditures Term Loan to the Predecessor Borrowers for the purpose of remodeling retail stores, relocating retail stores, opening new retail stores and purchasing new Equipment for remodeled, relocated or new retail stores, all as approved by Lender, in the original principal amount of $4,000,000. This Term Loan ("Term Loan A") (i) is evidenced by a Term Loan A Promissory Note in the original aggregate principal amount of $4,000,000, duly executed and delivered by the Predecessor Borrowers to Lender concurrently with the disbursement of Term Loan A, (ii) is repayable, together with interest and other amounts in accordance with this Agreement, the Term Loan A Promissory Note and the other Financing Agreements and (iii) is secured by all of the Collateral. Term Loan A shall in no event exceed in the aggregate the amount outstanding as of the date hereof, during the term of this Agreement. Borrowers may not request any further disbursements of Term Loan A. All amounts drawn under Term Loan A and the Term Loan A Promissory Note shall remain payable calculated on the basis of 60 equal monthly payments of principal with the final payment of the then remaining principal balance, interest and other amounts due on June 1, 2008 as provided in the Existing Loan Agreement and in the Term Loan A Promissory Note.

        As of the date hereof:

        (x) The amount of Term Loan A previously drawn by the Predecessor Borrowers is

$4,000,000,

        (y) The outstanding principal amount of Term Loan A is $2,733,333.27, and

        (z) No further amount of Term Loan A remains available to, or may be drawn by, Borrowers.

        (b) Lender has made a Term Loan to the Predecessor Borrowers for the purpose of partially refinancing existing indebtedness of Pueblo to NSC and to be used for working capital, in the original principal amount of $36,000,000. This Term Loan ("Term Loan B") (i) is evidenced by a Term Loan B Promissory Note in the original principal amount of $36,000,000, duly executed and delivered by the Predecessor Borrowers to Lender and will be evidenced by an Amended And Restated Term Loan B Promissory Note in the original principal amount of $36,000,000, duly executed and delivered by Borrowers to Lender to be substituted for the existing Term Loan B Promissory Note, (ii) is and will be repayable together with interest and other amounts, in accordance with this Agreement, the Amended And Restated Term Loan B Promissory Note, and the other Financing Agreements, calculated on the basis of 180 consecutive monthly installments payable on the 1st day of each month commencing the 1st day of the month after disbursement thereof, of which all installments except the last installment are each in the principal amount of (A) the amount disbursed divided by (B) 180 and the last installment and final payment shall be the amount of the entire unpaid balance of such Term Loan and the Amended And Restated Term Loan B Promissory Note and due on the Due Date, together with interest and other amounts as provided herein and in the Amended And Restated Term Loan B Promissory Note and (iii) is secured by all of the Collateral. On the Closing Date, Borrowers will execute and deliver to Lender the Amended And Restated Term Loan B Promissory Note, dated the date of, and in exchange for and in substitution of the existing Term Loan B Promissory Note. Pursuant to this Agreement, (i) the due date of Term Loan B is being extended from June 1, 2008 under the Existing Loan Agreement to the Due Date under this Agreement and (ii) the amount of the last payment of Term Loan B is being adjusted, as a result thereof, from $24,200,000 under the Existing Loan Agreement to $20,000,000.

        As of the date hereof:
        (x) the amount of Term Loan B, previously drawn by the Predecessor Borrowers is $36,000,000,

        (y) the outstanding principal amount of Term Loan B is $32,200,000 , and

        (z) no further amount of Term Loan B remains available to, or may be drawn by Borrowers.

        (c) Lender has made a Term Loan to the Predecessor Borrowers to be used for working capital in the original principal amount of $5,000,000. This Term Loan ("Term Loan C") (i) is evidenced by a Term Loan C Promissory Note in the original aggregate principal amount of $5,000,000, duly executed and delivered by the Predecessor Borrowers to Lender concurrently with the disbursement of Term Loan C, (ii) is repayable, together with interest and other amounts in accordance with this Agreement, the Term Loan C Promissory Note and the other Financing Agreements and (iii) is secured by all of the Collateral. Term Loan C shall in no event exceed in the aggregate the amount outstanding as of the date hereof, during the term of this Agreement. Borrowers may not request any further disbursements of Term Loan C. All amounts drawn under Term Loan C and the Term Loan C Promissory Note shall remain payable calculated on the basis of 60 equal monthly payments of principal with the final payment of the then remaining principal balance, interest and other amounts due on June 1, 2008 as provided in the Existing Loan Agreement and in the Term Loan C Promissory Note.

         As of the date hereof:
        (x) The amount of Term Loan C previously drawn by the Predecessor Borrowers is $5,000,000,

        (y) The outstanding principal amount of Term Loan C is $$3,416,666.73, and

        (z) No further amount of Term Loan C remains available to, or may be drawn by, Borrowers.

        (d)(i) Lender intends to make a Term Loan to Borrowers for the purpose of repaying a portion of the $70,000,000 NSC Note of Pueblo to NSC and to be used by NSC as provided in Section 6.6 hereof; provided that, any amount of Term Loan D not used as permitted herein will be repaid to Lender by NSC and Borrowers on demand. This Term Loan ("Term Loan D") is and will be (A) evidenced by a Term Loan D Promissory Note in the original principal amount disbursed duly executed and delivered by Borrowers to Lender on the Closing Date, (B) repaid together with interest and other amounts, in accordance with this Agreement, the Term Loan D Promissory Note, and the other Financing Agreements, calculated on the basis of 180 consecutive monthly installments payable on the 1st day of each month, commencing the 1st day of the month after disbursement thereof, of which all installments except the last installment, shall each be in the principal amount of (1) the amount disbursed divided by (2) 180 and the last installment and final payment shall be the amount of the entire unpaid balance of such Term Loan and Term Loan D Promissory Note and due on the Due Date, together with interest and other amounts as provided herein and in the Term Loan D Promissory Note and (C) secured by all of the Collateral.

        (ii) A portion of Term Loan D equal to the principal of and interest on the Senior Secured Notes to be purchased pursuant to the Note Purchase Offer will be disbursed by Lender, to the Depository on behalf of and for the account of Borrowers and NSC; subject to:

        (A) The Depository entering into satisfactory agreements with Lender;

        (B) Any portion of the amount so disbursed not used for the purposes specified in this Section 2.3(d) being forthwith returned to Lender by the Depository; and

        (C) Satisfaction and fulfillment of all conditions elsewhere specified herein.

        2.4 Availability Reserves. All Revolving Loans otherwise available to Borrowers pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves.

        2.5 Maximum Credit. Except in Lender's discretion, the aggregate amount of all of the Loans at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans, exceed the amounts available under the lending formulas, or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded. The Maximum Credit shall have the following sublimits:

        (a) Revolving Loans-      $ 35,650,000;
        (b) Term Loan A-          $ 2,733,333.27;
        (c) Term Loan B-          $ 32,200,000;
        (d) Term Loan C-          $ 3,416,666.73; and
        (e) Term Loan D-          $ 45,000,000 reduced by the Reduction
                                  Amount, if any.

Section 3.      INTEREST AND FEES.

        3.1     Interest.

        (a) Borrowers shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the Interest Rate. Notwithstanding any other provision hereof(except Section 3.1(d)(i)), in no event shall the interest payable hereunder be less than six percent (6%) per annum on the Revolving Loans and seven percent (7%) per annum on the Term Loans. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

        (b) Borrowers' Agent may from time to time request that Prime Rate Loans, except Term Loan D, be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrowers' Agent shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such request from Borrowers' Agent, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided that, (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrowers shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrowers' Agent from time to time for requests by Borrowers' Agent for Eurodollar Rate Loans, (iv) no more than four
(4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans for Revolving Loans and Term Loans at any time requested by Borrowers' Agent shall not exceed the amount equal to eighty (80%) percent of the lowest principal amount of the Revolving Loans and Term Loans (except Term Loan D), which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligation of Lender to make such Loans) and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrowers' Agent. Any request by Borrowers' Agent to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans. Interest periods for different Loans (i.e. Revolving Credit, Term A, Term B or Term C Loans) that commence on the same date and have the same duration shall be treated as a single Interest Period for purposes of the minimum dollar amount of Eurodollar Loans, and maximum number of Interest Periods, hereunder.

        (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrowers' Agent, convert to Prime Rate Loans in the event that (i) an Event of Default or event which, with the notice or passage of time, or both, would constitute an Event of Default, shall exist, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Loans then outstanding, or (B) the Revolving Loans then available to Borrower under Section 2.1 hereof. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

        (d) Interest shall be payable by Borrowers to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is advised based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall (i) charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation and if any part of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto and (ii) except as may be required by the preceding subclause (i) the Interest Rate ever be less than(A) six percent (6%) per annum on the Revolving Loans and (B) seven percent (7%) per annum on the Term Loans.

        (e) Term Loan D may in no event be converted to a Eurodollar Rate Loan; but at all times shall be a Prime Rate Loan. At such time as (i) the amount of the Loans, other than Revolving Loans, shall be less than $51,600,000,
(ii) the amount of the Obligations, other than Revolving Loans, shall be equal to or less than sixty five percent(65%) of the value of the

Collateral, as determined by appraisals acceptable to Lender, shown on Schedule 3.1(e) hereto and (iii) the amount of Revolving Loans shall not exceed the amounts available to Borrowers determined pursuant to Section 2.1 hereof, then the number of percentage points in excess of the Prime Rate used to determine the Interest Rate with respect to Term loan D as specified in Section 1.44(a)(iii) hereof, shall upon the written request of Borrowers be reduced from 3% to 2%, effective the first day of the second succeeding month following submission to Lender of proof satisfactory to Lender by Borrowers of the occurrence of such event.

        3.2 Servicing Fee. Borrowers shall pay to Lender monthly a servicing fee in an amount equal to $5,000 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

        3.3 Unused Line Fee. Borrowers shall pay to Lender monthly, an unused line fee at a rate equal to one half of one percent (0.5%) percent per annum calculated upon the amount by which $30,000,000 exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof), while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

        3.4 Letter of Credit Fees. Borrower shall pay Lender fees for Letter of Credit Accommodations as stated in Section 2.2(b) hereof.

        3.5 Early Termination Fee. If for any reason this Agreement is terminated prior to the end of then current term or any renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers agree to pay to Lender, on demand, an early termination fee in the amount set forth below if such termination or failure is effective in the period indicated:

AMOUNT                                                   PERIOD
-----------------------------------    -----------------------------------------
(a) $1,050,000 plus 3% of the then     From the date hereof to and including
outstanding balance of the Term        February 28, 2007;
Loans at and as of the date of such
failure or termination.


(b) $700,000 plus 2% of the then       From March 1, 2007 to and including
outstanding balance of the Term        February 29, 2008; and
Loans as of the date of such
termination.

(c) $350,000 plus 1% of the then       From March 1, 2008 to and including
outstanding balance of the Term        February 28, 2010 or if this Agreement
Loans as of the date of such           is extended for an additional period as
termination.                           provided herein, to and including the
                                       end of the then current term.

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) or 10.1(h) hereof except if
(a) Lender does not exercise its right to terminate this Agreement, (b) Lender elects, at its option, to provide financing to Borrowers or permit the use of cash collateral under the Bankruptcy Code and (c) such financing or use is approved on terms acceptable to Lender; provided that, such termination fee shall remain payable as otherwise provided herein. The early termination fee provided for in this Section 3.5 shall be deemed included in the Obligations. Borrowers waive any claim for reduction of fees whether or not such fees are treated as a penalty.

        3.6 Changes in Laws and Increased Costs of Loans. (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrowers' Agent, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, the Reference Bank or any participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, the Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender to be material or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, the Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or re- employment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrowers and shall be conclusive, absent manifest error.

        (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections or any other payments made with the proceeds of Collateral, Borrowers shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

        3.7 Success Fee. Borrowers shall pay to Lender a "success" fee of $1,134,000 in respect of the purchase of the Senior Secured Notes by NSC. Such fee is in addition to all other fees, interest and charges payable by Borrowers to Lender and shall be fully earned as of, and payable on, the date NSC accepts for payment the tendered Senior Secured Notes.

        3.8 Closing Fee. Borrowers shall pay to Lender as a closing fee the amount of $225,000 or five tenths of one percent (0.5%) of Term Loan D, whichever is greater, which shall be fully earned as of and payable on the date of execution hereof.

        3.9 Special Advance Facility Fee; Interest. Borrowers shall pay to Lender a "special advance" fee of one third of one percent (0.3333%) per 30 days of the amount of the Loans requested by Borrowers under the Special Advance Facility for the period requested and any renewal or extension thereof, as may be consented to by Lender in its discretion. Such fee is in addition to all other fees, interest and charges payable by Borrowers to Lender and shall be fully earned as of, and payable on, the date of making of each request by Borrowers for a Loan under the Special Advance Facility. Such fee shall be payable with respect to each thirty (30) day period for which Loans are requested to be made under the Special Advance Facility. Interest shall be payable on or with respect to Loans under the Special Advance Facility as provided in Section 3.1 hereof; provided that, all Loans under the Special Advance Facility shall only be Prime Rate Loans.

Section 4.      CONDITIONS PRECEDENT.

        4.1     Conditions Precedent to Term Loan D.

        Each of the following is a condition precedent to Lender making the initial Loans (including Term Loan D) and providing the initial Letter of Credit Accommodations hereunder:

        (a) All of the representations and warranties of Borrowers and NSC contained herein shall be true and correct on and as of the Closing Date, except when made as of a specified date and as to such representations and warranties same shall have been true and correct as of the date specified and Lender shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Borrowers and NSC to such effect.

        (b) Borrowers and NSC shall have complied with all conditions and performed all covenants to be performed by any of them at a prior to the Closing Date and Lender shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Borrower and NSC to such effect.

        (c) No court or administrative agency shall have issued any injunction or restraining order or other order with respect to the Note Purchase Offer which prohibits the consummation of the transactions contemplated therein or modifies such transactions and no action or other proceeding shall have been commenced which seeks any of the foregoing or to restrain or modify any of the transactions described in the Financing Agreements.

        (d) Lender shall have received, in form and substance satisfactory to Lender, (i) evidence that Lender has valid, perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations, including the Real Estate Security, subject only to Permitted Liens, and (ii) all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by others (except with respect Capital Lease obligations of Borrowers not in excess of $12,300,000 in the aggregate) who have provided financial accommodations to Borrowers of their respective financing arrangements with Borrowers and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of any Borrower and NSC, duly authorized, executed and delivered by it or each of them, including, but not limited to, (A) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and any Borrower or NSC, as debtor and (B) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by any Borrower in favor of others or NSC in form acceptable for recording in the appropriate government office.

        (e) All requisite corporate and other actions and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate and other actions and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities.

        (f) No material adverse change shall have occurred in the assets, business or prospects of Borrowers or NSC since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of any Borrower or NSC to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral.

        (g) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Revolving Loans and Term Loans available to Borrowers, the results of which shall be satisfactory to Lender, not more than three (3) business days prior to the Closing Date.

        (h) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including acknowledgments by lessors, mortgagees and warehousemen of Lender's liens and security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral.

        (i) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrowers and NSC with respect to
(i) the Financing Agreements, (ii) the security interests and liens of Lender in the Collateral, (iii) the Note Purchase Offer and (iv) such other matters as Lender may request.

        (j) The other Financing Agreements requested or submitted by Lender from or to Borrowers or NSC and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

        (k) To the extent not previously delivered pursuant to the Existing Loan Agreement, Lender shall have received, in form and substance satisfactory to Lender all agreements with respect to (i) the Blocked Accounts and (ii)all investment property and all other deposit accounts of Borrowers or NSC as Lender may require, duly authorized, executed and delivered by Borrowers, NSC and the appropriate depository, financial or other applicable institution.

        (l) To the extent not previously delivered pursuant to the Existing Loan Agreement, Lender shall have received the Credit Card Acknowledgments, in each case duly authorized, executed and delivered by the Credit Card Issuers and Credit Card Processors.

        (m) To the extent not previously delivered pursuant to the Existing Loan Agreement, Lender shall have received in form and substance satisfactory to Lender copies of all of Borrowers' agreements with financial institutions regarding the collection of receipts from purchases made by customers on credit and debit cards.

        (n) To the extent not previously delivered pursuant to the Existing Loan Agreement, each of the depository banks used by a Borrower for the deposit of receipts from the sale of merchandise and each other depository bank used by Borrower for the deposit of other proceeds of Collateral and other property, which is collateral security for the Obligations shall have been notified of Lender's security interest therein and shall have been irrevocably authorized and directed to send all funds on deposit with such banks only to the Blocked Account designated by Lender or as Lender otherwise directs.

        (o) The Note Purchase Offer as proposed to be consummated shall be acceptable to Lender and all conditions to NSC's purchase of the Senior Secured Notes thereunder shall have been satisfied.

        (p) The amount payable by Borrowers to NSC and by NSC in connection with the purchase of the Senior Secured Notes shall not exceed $45,000,000.

        (q) Excess Availability as of the Closing Date, shall not be less than $10,000,000, after giving effect to the Loans already made and to be made and the Letter of Credit Accommodations already provided and to be provided hereunder in connection with the transactions hereunder and under the Note Purchase Offer.

        (r) All indebtedness owing (i) by any Borrower to NSC and (ii) by the Borrowers among themselves shall have been fully subordinated to the Obligations, to Lenders satisfaction.

        (s) Lender shall have received, in form and substance satisfactory to Lender, (i) a pro forma and market value consolidated and consolidating and combined and combining, as applicable, balance sheet of Borrowers(under assumptions consistent with the pro forma financial statements delivered in connection with the Note Purchase Offer), reflecting the initial transactions contemplated hereunder, including, but not limited to, (A) the Loans to be provided by Lender to Borrowers (B) the use of the proceeds of Term Loan D as provided herein and (C) the consummation of the Note Purchase Offer and (ii) a projection and forecast of Borrowers' cash flow for their current and five(5) succeeding fiscal years all accompanied by a certificate, dated as of the Effective Date, of the chief executive officer and chief financial officer of Borrowers, stating that such pro-forma balance sheet, market value balance sheet and projection of cash flow, represents the reasonable, good faith opinion of such officers as to the subject matter thereof as of the date of such certificate and as to such other matters as Lender may request.

        (t) The market value balance sheet of Borrower, the certificate and the projection referred to in Section 4.1 (t) hereof shall reflect to Lender's satisfaction that Borrowers, taken as a whole, are Solvent.

        (u) Borrowers shall not have granted any liens or security interests in any of their assets to any Person except (i) Permitted Liens; (ii) the liens and security interests granted to Lender and (iii) the Noteholders Liens, which shall in all respects be junior and subordinate to the liens and security interests of Lender, to Lender's satisfaction.

        (v) Lender shall have received, in form and substance satisfactory to Lender, (i) a guarantee of payment by each Borrower of the Obligations owed by each of the other Borrowers and (ii) a guarantee of payment of the Obligations by NSC secured by a first and only security interest (except for the Noteholders Liens) in NSC's assets in favor of Lender granted by NSC.

        (w) To the extent not previously delivered pursuant to the Existing Loan Agreement, Lender shall have received assignments of all Material Contracts, leases, rent proceeds from leases and Intellectual Property, as Lender shall have requested, all in form and substance satisfactory to Lender.

        (x) All fees, costs and expenses payable to Lender, including the fees and disbursements of Lender's counsel shall have been or concurrent with the making of Term Loan D shall be, paid.

        (y) To the extent not previously delivered pursuant to the Existing Loan Agreement, Lender shall have received all such subordination agreements, non-disturbance agreements, assignments of leases, landlord's consents and other agreements and consents from landlords, subtenants, mortgagees and others with respect to the Real Estate Security as Lender shall request.

        (z) To the extent not previously delivered pursuant to the Existing Loan Agreement, Lender shall have received estoppel certificates from substantially all of Borrowers' landlords showing that no defaults thereunder by any Borrower exists or that any alleged default does not have a Material Adverse Effect.

        (aa) Borrowers shall have furnished evidence to Lender that all property taxes on the Real Estate then due have been paid.

        (bb) Lender shall have received a certified copy of the Note Purchase Offer in effect on the Closing Date and same shall be satisfactory to Lender, in form and substance.

        (cc) Lender shall have received a ratification and assumption agreement, in form and substance satisfactory to it from Borrowers and such other agreements, documents and instruments as Lender may request in connection with or on account of the merger of Pueblo Entertainment, Inc. into Pueblo and conversion of each of FLBN Corporation and FLBN/Sub-Base Corporation into limited liability companies.

Lender may permit Borrowers periods of up to ninety (90) days from the Closing Date to comply with and satisfy one or more of the conditions specified in
Section 4.1 hereof and may defer
funding of, or not fund at all, such amounts of the initial and future Loans as Lender shall determine, unless and until such conditions have been satisfied, all in Lender's sole discretion. Lender shall have no liability to Borrowers whatsoever for not funding any of the Loans if any such condition is not satisfied within such 90 day period.

        (dd) The Information Certificates, Schedules and Exhibits required to be furnished to Lender by Borrowers, pursuant to Section 12.10 hereof, (i) shall have been so furnished on or prior to the date required therein, (ii) shall be satisfactory to Lender in all respects and (iii) shall not reflect any fact, information or condition, which in Lender's discretion could have a Material Adverse Effect.

        4.2 Conditions Precedent to All Loans And Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and providing Letter of Credit Accommodations to or for Borrowers, including Term Loan D and any future Loans and Letter of Credit
Accommodations:

        (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan and after giving effect thereto;

        (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan, or providing each such Letter of Credit Accommodation and after giving effect thereto; and

        (c) No law, regulation, order, judgment or decree of any governmental authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain, make claims with respect to, or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (C) the consummation of the transactions contemplated by the Note Purchase Offer or (ii) has or could reasonably be expected to have a Material Adverse Effect.

        4.3 Additional Conditions Precedent to Term Loans. Each of the following is an additional condition precedent to Lender making disbursements of Term Loan D to Borrowers of amounts thereof not disbursed at closing as part of the initial Loans:

        (a) Any condition precedent specified in Section 4.1 hereof or elsewhere herein to the making of the initial Loans (including Term Loan D) not satisfied at and as of the Closing Date the satisfaction of which had been deferred by Lender shall have been fulfilled to Lender's satisfaction;

        (b) All such conditions shall have been satisfied within the time prescribed, to Lenders satisfaction;

        (c) No material adverse change shall have occurred in the assets, business or prospects of Borrower since the Closing Date and no change or event shall have occurred which would impair the ability of Borrowers or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

        (d) Lender shall have given all approvals to be given by it and Borrowers and NSC shall have complied with all conditions and performed all covenants to be performed by any of them in connection with such Term Loan at or prior to the date of disbursement thereof;

        (e) Lender shall have received such appraisals as it may have requested; and

        (f) All conditions specified in Section 4.2 hereof must continue to be satisfied at and as of the date of each disbursement.

Section 5.      GRANT OF SECURITY INTEREST.

        5.1 Grant of Security Interest. To secure payment and performance of all Obligations, each Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of such Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Lender collectively the "Collateral").

        (a)     all Accounts;

        (b) all present and future general intangibles, including all Intellectual Property and Franchise Agreements, including that Intellectual Property described on Schedule 5.1(b) hereto;

        (c)     all Inventory; (d) All Equipment;

        (e)     all Real Property and fixtures and all Real Estate Security;

        (f) all chattel paper, including all tangible and electronic chattel paper;

        (g)     all instruments, including all promissory notes;

        (h)     all documents;

        (i)     all deposit accounts;

        (j) all letters of credit, banker's acceptances and similar instruments and including all letter of credit rights;

        (k) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of surety ship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

        (l) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of any Borrower, now or hereafter held or received by or in transit to Lender or at any other depository or other institution from or for the account of a Borrower whether for safekeeping, pledge, custody, transmission, collection or otherwise;

        (m) all commercial tort claims, including, without limitation, those identified in the Information Certificate;

        (n) to the extent not otherwise described above, all Receivables and all goods;

        (o)     all Records;

        (p)     all motor vehicles; and

        (q) all products and proceeds of the foregoing in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other collateral.

        5.2 Perfection of Security Interest. Borrowers irrevocably and unconditionally authorizes Lender (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Lender or its designee as the secured party and any Borrower as debtor, as Lender may require, and including any other information with respect to Borrowers or otherwise required by Article 9 of the Uniform Commercial Code of such jurisdiction as Lender may determine, together with any amendments and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Borrowers hereby ratify and approve all financing statements naming Lender or its designee as secured party and any Borrower as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Lender prior to the date hereof and ratify and confirm the authorization of Lender to file such financing statements (and amendments, if any). Borrowers hereby authorize Lender to adopt on behalf of each Borrower any symbol required for authenticating any electronic filing. In the event that the description of the Collateral in any financing statement naming Lender or its designee as the secured party and a Borrower as debtor includes assets and properties of a Borrower that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements, or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by Borrowers to the extent of the Collateral included in such description and it shall not render the financing statements ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall Borrowers at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Lender or its designee as secured party and any Borrower as debtor.

Section 6.      COLLECTION AND ADMINISTRATION

        6.1 Borrower's Loan Account. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrowers and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

        6.2 Statements. Lender shall render to Borrowers each month a statement setting forth the balance in the Borrowers' loan account(s) maintained by Lender for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Lender receives a written notice from Borrowers' Agent of any specific exceptions of Borrowers thereto within thirty
(30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrowers a written statement as provided above, the balance in Borrowers' loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrowers.

        6.3     Collection of Accounts.

        (a) Borrowers shall establish and maintain, at their expense, blocked accounts or lock boxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrowers shall promptly deposit and direct their account debtors, credit card issuers and credit card processors to directly remit all payments on Receivables, including Accounts and all payments constituting proceeds of Inventory, Equipment or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Borrowers agree that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory, Equipment or other Collateral or otherwise shall be the property of Lender.

        (b) For purposes of calculating the amount of the Loans available to Borrowers, such payments will be applied (conditional upon final collection) to the Obligations on the business day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next business day. For the purposes of calculating interest on the Obligations, payments or other funds received will be applied (conditional upon final collection) to the Obligations three (3) business day(s) following the date of receipt of immediately available funds by Lender in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next business day.

        (c) Borrowers and all of their respective Subsidiaries and other Affiliates, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with any Borrower's own funds. Borrowers agree to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrowers to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

        (d) In addition to the account referred to in Section 6.3(a) hereof, Borrowers may establish and maintain, at their expense, deposit account arrangements and merchant payment arrangements with the banks set forth on
Schedule 8.8 hereto, and after compliance with the provisions of Section 7.11 hereof, such other banks as Borrower may hereafter select as are acceptable to Lender. The banks set forth on Schedule 8.8 hereto constitute all of the banks with whom Borrowers have deposit account arrangements and merchant payment arrangements as of the date hereof and identifies each of the deposit accounts at such banks and describes the nature of the use of such deposit account by Borrowers. Borrowers shall deposit all proceeds from sales of Inventory in every form (including, without limitation, cash, checks, credit card sales drafts, credit card sales or charge slips or receipts and other forms of daily store receipts and the collections and proceeds thereof in whatever form) from each store location of a Borrower and all proceeds of Collateral, on each business day into the deposit accounts of Borrowers used solely for such purpose and identified to each retail store and location as set forth on Schedule 8.8 hereto. Borrowers shall irrevocably authorize and direct in writing, in form and substance satisfactory to Lender, each of the banks into which proceeds from sales of Inventory from each store location of Borrowers and any and all other proceeds of Collateral are at any time deposited as provided above to send by wire transfer on a daily basis, to an account or accounts designated by Lender, all funds deposited in such account, and shall irrevocably authorize and direct in writing its account debtors, Credit Card Issuers and Credit Card Processors to directly remit payments on its Accounts, Credit Card Receivables and all other payments constituting proceeds of Inventory and collections to the Blocked Accounts described in Section 6.3(a) above.

        6.4 Payments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from Borrowers or for the account of Borrowers (including the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines; provided that, unless an Event of Default or event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing Lender shall not apply payments collected from the proceeds of Accounts to Term Loans not then due(but the forgoing proviso shall not prevent Lender at any time and from time to time from applying payments collected from the proceeds of Accounts to any portion of the Term Loans then due). At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrowers. Borrowers shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrowers shall be liable to pay to Lender, and do hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

        6.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be the Chief Executive Officer or Chief Financial Officer of a Borrower or Borrowers' Agent or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans, hereunder shall specify the date on which the requested advance is to be made or established (which day shall be a Business Day) and the amount of the requested Loan and Letter of Credit Accommodation. Requests received before 11:00 a.m. Atlantic Standard Time on a Business Day shall be processed on that day. Requests received after 11:00 a.m. Atlantic Standard time on any day shall be deemed to have been made as of the opening of business on the immediately following business day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of Borrowers or otherwise disbursed or established in accordance with the instructions of Borrowers' Agent or in accordance with the terms and conditions of this Agreement.

        6.6 Use of Proceeds. Borrowers shall use the proceeds of Term Loan D and any other Loans provided by Lender to Borrowers hereunder on or about the date hereof only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers' Agent to Lender on or about the date hereof, (b) payments to NSC, in reduction of indebtedness of Borrowers to NSC in respect of the NSC Notes not exceeding the amount of $45,000,000 and (c) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. NSC shall use the proceeds of Term Loan D and payments by Borrowers in reduction of the NSC Notes only for (a) the purchase of the Senior Secured Notes, (b) the payment of accrued interest thereon and (c) the payment of expenses incurred in connection therewith, as provided in the Agreement. All other Loans and Letter of Credit Accommodations made by Lender to Borrowers pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof. NSC shall use the proceeds of Term Loan D paid to it by Borrowers only for purposes of paying the amounts payable pursuant to the Note Purchase Offer. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

Section 7.      COLLATERAL REPORTING AND COVENANTS.

        7.1 Collateral Reporting. Borrowers shall provide Lender with the following documents in a form satisfactory to Lender: (a) on a regular basis as required by Lender, a schedule of Accounts, sales made, credits issued and cash received; (b) on a monthly basis or more frequently as Lender may request, (i) perpetual inventory reports, (ii) inventory reports by category, (iii) aging of accounts payable, (iv) a report of any Inventory shrinkage or Equipment which has been stolen, and (v) a report of any Equipment which has been sold, exchanged or otherwise transferred or disposed of, (c) upon Lender's request,
(i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrowers; (d) aging of accounts receivable on a weekly basis or more frequently as Lender may request; and (e) such other reports as to the Collateral as Lender shall request from time to time. If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrowers hereby irrevocably authorize such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

        7.2     Accounts Covenants.

        (a) Borrower shall notify Lender promptly of: (i) any material delay in Borrowers' performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor and (iii) any event or circumstance which, to Borrowers' knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of Borrowers' business in accordance with practices and policies previously disclosed in writing to Lender. So long as no Event of Default exists or has occurred and is continuing, Borrower shall have the right to settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

        (b) Without limiting the obligation of Borrowers to deliver any other information to

Lender, Borrowers shall promptly report to Lender any return of Inventory by any one account debtor if the inventory so returned in such case has a value in excess of $10,000. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

        (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrowers' business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement and (v) none of the transactions giving rise thereto will violate any applicable Commonwealth, State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

        (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

        (e) Borrowers shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrowers, all chattel paper and instruments which a Borrower now owns or may at any time acquire immediately upon a Borrower's receipt thereof, except as Lender may otherwise agree.

        (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors or other obligors in respect thereof that the Receivables, including the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors and other obligors to make payment of thereof directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables including the Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables, including the Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrowers shall deliver to Lender such originals of documents evidencing the sale and delivery or lease of goods or the performance of services giving rise to any Accounts as Lender may require.

        7.3 Inventory Covenants. With respect to the Inventory: (a) Borrowers shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, each Borrower's cost therefor and daily or weekly withdrawals therefrom and additions thereto; (b) Borrowers shall conduct (i) a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and
(ii) test counts of inventory at any time or times as Lender may request utilizing a third party service therefore designated by Lender, and promptly following such physical inventory and test counts of inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count and test counts; (c) Borrowers shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of a Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Lender's request, Borrowers shall, at their expense, no more than four times in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely;
(e) Borrowers shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) Borrowers assume all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) except in the ordinary course of business, and then only on prompt reporting thereof to Lender, Borrowers shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate a Borrower to repurchase such Inventory; (h) Borrowers shall keep the Inventory in good and marketable condition, subject to normal deterioration of produce, deli and bakery food products, expired foods, and products with short expiration dates or shelf-life; and (i) except in the ordinary course of business and then only on prompt reporting thereof to Lender, Borrowers shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

        7.4 Equipment Covenants. With respect to the Equipment: (a) upon Lender's request, Borrower shall, at their expense, at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender; (b) Borrowers shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrowers shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrowers' business and not for personal, family, household or farming use; (e) Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of a Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrowers in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrowers shall not permit any of the Equipment to be or become a part of or permanently affixed to real property; and (g) Borrowers assume all responsibility and liability arising from the use of the Equipment.

        7.5 Tradename Covenants. With respect to their trade names and trademarks (a) Borrowers shall at all times maintain their registered trade names and trademarks, except for trade names and trademarks no longer used or useful in Borrowers' business; (b) Borrowers shall not at any time, grant any person, other than another Borrower a license; except for, trade names and trademarks no longer used or useful in Borrowers' business; to use any trade name or trademarks; (c) upon Lender's request, Borrowers shall, at their expense, no more than twice in any twelve (12) months period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to their trade names and trademarks in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; and (d) Borrowers shall not use their trade names or trademarks to sell any assets or property other than assets and property similar in nature to the types currently being sold by Borrowers.

        7.6 Power of Attorney. Borrowers hereby irrevocably designate and appoint Lender (and all persons designated by Lender) as Borrowers' true and lawful attorney-in-fact, and authorizes Lender, in Borrowers' or Lender's name, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or chattel paper or other proceeds of Inventory or other Collateral, (ii) enforce payment of Receivables including Accounts by legal proceedings or otherwise, (iii) enforce and exercise all of Borrowers' rights and remedies to collect any Receivables including Accounts or other Collateral, (iv) sell or assign any Receivable, including any Accounts upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew any Receivable, including any Account or any Chattel Paper (vi) discharge and release any Receivable, including any Account, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrower, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrowers' obligations under this Agreement and the other Financing Agreements and (b) at any time to
(i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which any Borrower's mail is deposited, (iii) endorse any Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations, (iv) endorse any Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivables including Account or any goods pertaining thereto or any other Collateral, (v) sign any Borrower's name on any verification of Accounts and notices thereof to account debtors and (vi) execute in any Borrower's name and file any UCC financing statements or amendments thereto. Borrowers hereby release Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

        7.7 Right to Cure. Lender may, at its option, (a) cure any default by a Borrower under any agreement with a third party, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral, (c) when an Event of Default or event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing, pay or bond on appeal any judgment entered against a Borrower and (d) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrowers' account therefor, such amounts to be repayable by Borrowers on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of a Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

        7.8 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrowers (a) Lender or its designee shall have complete access to all of Borrowers' and NSC's premises during normal business hours and after notice to Borrowers Agent' or at any time and without notice to Borrowers' Agent if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrowers' and NSC's books and records, including the Records, and (b) Borrowers and NSC shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

        7.9 Inventory Subject to PACA, Etc. (a) Borrowers shall pay, on or before the due date thereof, all accounts payable arising from the purchase by a Borrower of any Inventory which is subject to or covered by, or with respect to which the seller is protected under, PACA or PASA and, shall not permit (i) any circumstances to exist which would subject Lender to any liability and (ii) Lender to become liable, to any supplier or other third party with respect to such

Inventory.

        (b) Borrowers shall furnish to Lender, on each Thursday, during the term of this Agreement, a Certificate which, as of the proceeding Saturday, contains the following and such other information or matters as Lender may request:

        (i) The value and description of all of Borrowers' Inventory subject to PACA or PASA; (ii) The amount and aging of accounts payable arising from Inventory purchased subject to PACA or PASA; (iii) Payments made during the preceding week of accounts payable arising from Inventory purchased subject to PACA or PASA;

        (iv) A statement that no account payable of Borrowers arising from the purchase of Inventory subject to PACA or PASA is unpaid after the due date thereof or if any are unpaid past the due date, identifying such payables in detail; and

        (v) A statement that no Borrower has received any notice from any Person of intent to preserve any trust established under PACA or PASA or if any such notice has been received describing in detail the transaction involved, accompanied by a copy of such notice.

        (c) Lender may, at its option at any time, (a) pay and discharge any accounts payable of Borrowers arising from the purchase of any Inventory subject to PACA or PASA, and discharge any liens, security interests other encumbrances or trusts at any time levied on or existing with respect to such Inventory or the proceeds thereof and (b) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the rights of Lender with respect thereto or so that Lender does not become liable to any supplier or other third party with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrowers' account therefor, such amounts to be repayable by Borrowers on demand. Lender shall be under no obligation to make such payment or effect such discharge and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrowers. Any payment made or other action taken by Lender under this Section 7.9 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

        (d) Lender may, in its discretion, add to the amount of Availability Reserves, amounts which it deems appropriate to reserve for liability under PACA or PASA.

        7.10 Chattel Paper Covenants. (a) Borrowers represent and warrant to Lender that Borrowers do not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in
Schedule 7.10 hereto. In the event that Borrowers shall at any time, be entitled to or shall receive chattel paper or instruments after the date hereof having a face amount of, or with respect to which payment thereunder will be in the amount of, $100,000 or more as to all such chattel paper and instruments, Borrowers shall promptly notify Lender thereof in writing. Promptly upon the receipt thereof by or on behalf of any Borrower (including by any agent or representative), Borrowers shall deliver, or cause to be delivered to Lender, all such tangible chattel paper and instruments that a Borrower has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify in each case except as Lender may otherwise agree. At Lender's option, Borrowers shall, and Lender may at any time on behalf of Borrowers, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Lender with the following legend referring to chattel paper or instruments as applicable: "This _______________________ ____________________
is subject to the security interest of Westernbank Puerto Rico and any sale, transfer, assignment or encumbrance of this _________________________ ___________________ violates the rights of such secured party".

        (b) In the event that Borrowers shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), Borrowers shall promptly notify Lender thereof in writing. Promptly upon Lenders request, Borrowers shall take, or cause to be taken, such actions as Lender may request to give Lender control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commence Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

        7.11 Deposit Accounts. Borrowers represent and warrant to Lender that Borrowers do not have any deposit accounts as of the date hereof, except as set forth in Schedule 8.8 hereto. Borrowers shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Lender shall have received not less than fifteen (15) Business Days prior written notice of the intention of a Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Lender is dealing and the purpose of the account and Lender shall have consented thereto in writing, (ii) the bank where such account is opened or maintained shall be reasonably acceptable to Lender and (iii) on or before the opening of such deposit account, Borrowers shall as Lender may specify, either (A) deliver to Lender a Deposit Account Control Agreement in form and substance satisfactory to Lender with respect to such deposit account duly authorized, executed and delivered by such Person and the bank at which such deposit account is opened and maintained or (B) arrange for Lender to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to lender. The terms of this subsection 7.11 shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Borrower's salaried employees.

        7.12 Investment Property. Borrowers represent and warrant to Lender that Borrowers do not own or hold, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in Schedule 7.12 hereto. In the event that any Borrower shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, Borrower shall promptly endorse, assign and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify. If any securities now owned or hereafter acquired by Borrowers are uncertificated and are issued to a Borrower or its nominee directly by the issuer thereof, Borrowers shall immediately notify Lender thereof and shall as Lender may specify, either (i) cause the issuer to agree to comply with instructions from Lender as to such securities, without further consent of any of Borrowers or such nominee, or (ii) arrange for Lender to become the registered owner of the securities. Borrowers shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied (i) Lender shall have received not less than fifteen (15) Business Days prior written notice of the intention of Borrowers to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom Borrowers are dealing and the purpose of the account and Lender shall have consented thereto in writing, (ii) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Lender, and (iii) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such person shall as Lender may specify, either (A) execute and deliver, and cause to be executed and delivered to Lender, a Pledge Agreement and an Investment Property Control Agreement in form and substance satisfactory to Lender with respect thereto duly authorized, executed and delivered by Borrower and such securities intermediary or commodity intermediary or (B) arrange for Lender to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Lender.

        7.13 Letters of Credit. Borrowers represent and warrant to Lender that no Borrower is the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof. In the event that a Borrower shall be entitled to or shall receive any right to payment under any Letter of Credit banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, Borrowers' Agent shall promptly notify Lender thereof in writing. Borrowers shall immediately, as Lender may specify, either (i) deliver, or cause to be delivered to Lender, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Lender consenting to the assignment of the proceeds of the letter of credit to Lender by such Borrower and agreeing to make all payment thereon directly to Lender or as Lender may otherwise direct or (ii) cause Lender to become, at such person's expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be.

        7.14 Tort Claims. Borrowers represent and warrant to Lender that no Borrower has any commercial tort claims as of the date hereof, except as set forth on Schedule 7.14 hereto. In the event that a Borrower shall at any time after the date hereof have any commercial tort claims such Borrower shall promptly notify Lender thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Borrower to Lender of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower to Lender shall be deemed to constitute such grant to Lender. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Lender provided herein or otherwise arising by the execution by Borrowers of this Agreement or any of the other Financing Agreements, Lender is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Lender or its designee as secured party and such Borrower as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Borrower shall promptly upon request by Lender, execute and deliver, or cause to be executed and delivered, to Lender such other agreements, documents and instruments as Lender may require in connection with such commercial tort claim.

        7.15 Third Party Possession. Borrowers represent and warrant to Lender that they do not have any goods, documents of title or other collateral in the custody, control or possession of a third party as of the date hereof, except for goods located in the United States in transit to a location of a Borrower permitted herein in the ordinary course of business of such Borrower in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other collateral are at any time after the date hereof in the custody, control or possession of any other person or such carriers, Borrowers shall promptly notify Lender thereof in writing; provided that, as to such carriers, Borrowers need only notify Lender on an aggregate basis. Promptly upon Lender's request, Borrowers shall deliver a Collateral Access Agreement in form and substance satisfactory to Lender, duly authorized, executed and delivered by any such person and Borrower.

        7.16 Franchise Agreements. (a) To the extent, and only to extent, that any Franchise Agreement is not fully lawfully or contractually assignable to or collectable by Lender, either for purposes of obtaining a security interest therein or foreclosing on, collecting or otherwise realizing on any such Franchise Agreement, Lender shall nevertheless retain a security interest and right of collection and all other rights provided for under this Agreement:

        (i) To the extent permitted under applicable laws, regulations and third party contractual terms governing such Franchise Agreements;

        (ii)    In the proceeds of such Franchise Agreements; and

        (iii) After the occurrence and during the continuance of an Event of Default the right to require Borrowers to do all things and take all actions, including making demands and filing suit (or authorizing Lender to make demand or file suit) in any Borrower's name to collect or otherwise realize upon such Franchise Agreements for Lender's benefit.

        (b) Borrowers agree that, on request from Lender, after the occurrence and during the continuance of an Event of Default, each Borrower will give any consents or notices required or permitted under any of the Franchise Agreements.

        7.17 Additional Actions. Borrowers shall take any other actions reasonably requested by Lender from time to time to cause the attachment, perfection and first priority of, and the ability of Lender to enforce, the security interest of Lender in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing, financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, a Borrower's signature thereon is required therefor,
(ii) causing Lender's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United State, Puerto Rico and the United States Virgin Islands as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (iv) obtaining the consents and approvals of any governmental authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction and (v) transferring any and all deposit accounts and investment property to a financial institution or account specified by Lender.

        Section 8.      REPRESENTATIONS AND WARRANTIES.

        Borrowers and NSC hereby, jointly and severally, represent and warrant to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to
Borrowers:

        8.1 Corporate Existence, power and authority; Subsidiaries. NSC is a corporation duly organized and in good standing under the laws of its state of incorporation and each Borrower is a limited liability company, duly organized and in good standing under the laws of the state of its organization, and each is duly qualified as a foreign corporation or limited liability company and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on a Borrower's or NSC's financial condition, results of operations or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within each Borrower's and NSC's corporate or limited liability company powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of any Borrower's or NSC's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which a Borrower or NSC is a party or by which a Borrower or NSC or their respective property are bound and (d) except for those arising pursuant to the Financing Agreements and the Security Pledge will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower or NSC. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrowers and NSC enforceable in accordance with their respective terms. As of the date hereof no Borrower nor NSC has any Subsidiaries except as set forth on the Information Certificate.

        8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrowers and NSC which have been or may hereafter be delivered by Borrowers to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operations of Borrower and NSC as of the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrowers and NSC since the date of the most recent audited financial statements furnished by Borrowers to Lender prior to the date of this Agreement.

        8.3 Chief Executive Office; Collateral Locations. The chief executive office of Borrowers and NSC and each such Person's Records concerning Accounts are located only at the address set forth below on the signature page hereto and their respective only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate. The Information Certificate correctly identifies any of such locations which are not owned by Borrowers or NSC and sets forth the owners and/or operators thereof and to the best of Borrowers' knowledge, the holders of any mortgages on such locations.

        8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to those non material liens indicated on Part 1 of Schedule 8.4. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Parts 1 and 2 of Schedule
8.4 hereto.

        8.5 Tax Returns. Borrowers have filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension, except as previously disclosed in writing to Lender). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrowers have paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by any of them, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers and with respect to which adequate reserves have been set aside on their books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, Commonwealth, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

        8.6 Litigation. Except as set forth on the Information Certificate, there is no present investigation by any governmental agency pending, or to the best of Borrowers' knowledge threatened, against or affecting any Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrowers' knowledge threatened, against any Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against a Borrower would result in any material adverse change in the assets, business or prospects of such Borrower or would impair the ability of such Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

        8.7 Compliance with Other Agreements and Applicable Laws. Except in respect of the proceedings identified in items 117, 120 and 130of the Schedule of Litigation attached to the Information Certificate, no Borrower is in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and Borrowers are in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

        8.8 Bank Accounts. All of the deposit accounts, merchant payment accounts, investment accounts or other accounts in the name of or used by any Borrower maintained at any bank or other financial institution are set forth on
Schedule 8.8 hereto.

        8.9 Accuracy and Completeness of Information. All information furnished by or on behalf of Borrowers or NSC or in writing to Lender in connection with this Agreement, or any other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect which has not been fully and accurately disclosed to Lender in writing.

        8.10 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrowers or NSC shall now or hereafter give, or cause to be given, to Lender.

        8.11 Intellectual Property. Borrowers own or license or otherwise have the right to use all Intellectual Property materially necessary for the operations of their business as presently conducted or proposed to be conducted. Except as set forth on Schedule 8.11 hereto Borrowers own and have good and marketable title to all such Intellectual Property, free and clear of all liens, security interests, claims, charges, encumbrances and rights of third parties, (including claims for infringement) and all such Intellectual Property is recorded or registered in the name of a Borrower in the United States Patent And Trademark Office, if a patent or trademark, or in the United States Copyright Office if a copyright and in the appropriate state office. As of the date hereof, Borrowers do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office, the United States Copyright office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 hereto and have not granted any licenses with respect thereto other than as set forth in Schedule 8.11 hereto. To Borrowers' knowledge, after reasonable investigation, no event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. Except as otherwise disclosed by Borrowers to Lender in writing to the best of Borrowers' knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by a Borrower infringes any patent, trade mark, service mark, trade name, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting any Borrower or contesting its rights to sell or use any such Intellectual Property. Schedule
8.11 sets forth all of the agreements or other arrangements of Borrowers pursuant to which any Borrower has a license or other right to use any trademarks, logos, designs, representations or other intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of such Borrower as in effect on the date hereof. No trademark, service mark or other Intellectual Property at any time used by a Borrower which is owned by another person, or owned by a Borrower subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Lender, is affixed to any Eligible Inventory.

        8.12 Capitalization. (a) All of the issued and outstanding shares of Capital Stock of each Borrower and of NSC are directly and beneficially owned and held by those persons specified on Schedule 8.12 hereto, in the amounts specified therein and all of such Capital Stock have been duly issued and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind except those in favor of Lender.

        (b) Except for the Borrowers, NSC has no Subsidiaries and (i) each of Pueblo Markets, Inc, Pueblo Super Videos, Inc., Xtra Drugstores, Inc. and Pueblo Caribbean Videos, Inc. have been dissolved, (ii) Xtra Merger Corporation has been merged into NSC, (iii) the name of All Truck, Inc. has been changed to FLBN/Sub-Base Corporation, which has been converted to a Delaware limited liability company, named "FLBN/Sub-Base LLC", (iv) the name of XTRA Superfood Centers, Inc. has been changed to FLBN Corporation, which has been converted to a Delaware limited liability company, named "FLBN LLC" and (v) Pueblo Entertainment and Caribad, Inc. have each been merged into Pueblo International LLC.

        (c) Borrowers are Solvent and will continue to be Solvent after (i) the creation of Obligations and the security interests of Lender, (ii) the payments to NSC contemplated hereunder and (iii) the consummation of the other transactions contemplated hereunder.

        8.13    Environmental Compliance. (a) Except as set forth on Schedule
8.13 hereto, neither (i) Borrowers nor (ii) NSC with respect to any Real Property including any Real Estate Security, has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off their respective premises (whether or not owned by any of them) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrowers and NSC complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

        (b) Except as set forth on Schedule 8.13 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of Borrowers' knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by
(i) Borrowers or (ii)NSC with respect to any Real Property including any Real Estate Security or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects any Borrower or NSC with respect to any Real Property including any Real Estate Security or any Borrower's or NSC's business, operations or assets or any properties at which a Borrower or NSC has transported, stored or disposed of any Hazardous Materials.

        (c) Neither (i) Borrowers nor (ii) NSC has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

        (d) Borrowers and NSC have all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrowers or NSC under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

        8.14 Employee Benefits.(a) Except as set forth on Schedule 8.14 hereto, Borrowers have not engaged in any transaction in connection with which Borrowers or any of their ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the code, including any accumulated funding deficiency described in
Section 8.14(c) hereof and any deficiency with respect to vested accrued benefits described in Section 8.14(d) hereof.

        (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrowers to be incurred with respect to any employee benefit plan of Borrowers or any of their ERISA Affiliates. There has been no reportable event (without the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any employee pension benefit plan of Borrowers or any of their ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

        (c) Full payment has been made of all amounts which Borrowers or any of their ERISA Affiliates is required under Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee benefit plan, including any penalty or tax described in Section 8.14(a) hereof and any deficiency with respect to vested accrued benefits described in section 8.14(d) hereof.

        (d) Except as set forth on Schedule 8.14 hereto, the current value of all vested accrued benefits under all employee benefit plans maintained by Borrowers that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 8.14(a) hereof any accumulated funding deficiency described in Section 8.14(c) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

        (e) Neither Borrowers nor any of their respective ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

        8.15 Credit Card Agreements. Set forth in Schedule 8.15 hereto is a correct and complete list of (a) all of the Credit Card Agreements and all other agreements, documents and instruments existing as of the date hereof between or among Borrowers, the Credit Card Issuer, the Credit Card Processors and any of their affiliates, (b) the percentage of each sale payable to the Credit Card Issuer or Credit Card Processor under the terms of the Credit Card Agreements,
(c) all other fees and charges payable by Borrowers under or in connection with the Credit Card Agreements and (d) the terms of such Credit Card Agreements. The Credit Card Agreements constitute all of such agreements necessary for Borrowers to operate their business as presently conducted with respect to credit cards and debit cards and no Accounts of Borrowers arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom Borrowers have entered into one of the Credit Card Agreements set forth on Schedule 8.15 hereto. Each of the Credit Card Agreements constitute the legal, valid and binding obligations of the Borrower party thereto, and to the best of Borrowers' knowledge, the other parties thereto, are enforceable in accordance with their respective terms and are in full force and effect. No default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists. Borrowers have complied with all of the terms and conditions of the Credit Card Agreements to the extent necessary for Borrowers to be entitled to receive all payments thereunder. Borrowers have delivered, or caused to be delivered to Lender, true, correct and complete copies of all of the Credit Card Agreement.

        8.16 Interrelated Business. Borrowers share an identity of interest such that any benefit received by each Borrower benefits the others. Each Borrower renders services to or for the benefit of the other Borrowers, make loans and advances to or for the benefit of the other Borrowers and provides administrative, marketing, payroll and management services to or for the benefit of the other Borrowers. Borrowers have centralized accounting and legal services.

        8.17    Financial Ratios.

        (a) As of October 30, 2004, NSC and Borrowers had a consolidated Adjusted Net Worth of not less than $13,000,000.

        (b) For the fiscal year ended October 30, 2004, NSC and Borrowers had (i) a consolidated Fixed Change Coverage Ratio (computed as determined in Section 9.17(a) hereof) equal to or greater then 1.3 to 1, (ii) consolidated EBITDA of not less then $22,000,000 and (iii) consolidated Net Revenue of not less than $525,000,000.

        (c) As of October 30, 2004 NSC and Borrowers had a ratio of consolidated Debt to consolidated EBITDA not in excess of 10 to 1.

        8.18 Note Purchase Offer . The Note Purchase Offer complies, and the purchase of the Senior Secured Notes will comply, in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority and all statements contained in the Note Purchase Offer are true, correct and complete in all material respects and that there is no omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        9.      AFFIRMATIVE AND NEGATIVE COVENANTS.

        9.1 Maintenance of Existence. Borrowers and NSC shall at all times preserve, renew and keep in full, force and effect their respective corporate or other existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, trade names, approvals, authorizations, leases and contracts necessary to carry on their business as presently or proposed to be conducted. Borrowers and NSC shall give Lender thirty (30) days prior written notice of any proposed change in any of their corporate or other names, which notice shall set forth the new name(s) and Borrowers and NSC shall deliver to Lender a copy of the amendment to the Certificate of Incorporation or other organizational document of a Borrower or NSC providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Person as soon as it is available.

        9.2 New Collateral Locations. Any Borrower may open any new store location within Puerto Rico or the United States Virgin Island provided Borrowers' Agent (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location and (b) such Borrower executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements.

        9.3 Compliance with Laws, Regulations, Etc. (a) Borrowers and NSC shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority, including the Employee Retirement Security Act of 1974, as amended, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws.

        (b) Borrowers and NSC shall establish and maintain, at their expense, a system to assure and monitor their continued compliance with all Environmental Laws in all of their operations, which system shall include annual reviews of such compliance by employees or agents of Borrowers who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrowers to Lender. Borrowers and NSC shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

        (c) Borrowers and NSC shall give both oral and written notice to Lender immediately upon a Borrower's or NSC's receipt of any notice of, or a Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by (1) Borrower or (2) any Guarantor with respect to any Real Estate Security or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects (1) any Borrower or NSC, or their respective business, operations or assets or any properties at which a Borrower transported, stored or disposed of any Hazardous Materials or (2) any Real Estate Security given by any Guarantor.

        (d) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of Borrowers or NSC with respect to any Real Estate Security, in order to avoid any material non-compliance, with any Environmental Law, Borrowers shall, at Lender's request and Borrowers' expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where a Borrower's or NSC's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or Borrowers' or NSC's response thereto or the estimated costs thereof, shall change in any material respect.

        (e) Borrowers and NSC shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower or NSC or any Real Estate Security given by any of them and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section
9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

        9.4 Payment of Taxes and Claims. Borrowers and NSC shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets or any Real Estate Security of any Guarantor, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to

Borrowers and with respect to which adequate reserves have been set aside on their books. Borrowers shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrowers agree to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrowers to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

        9.5 Insurance. Borrowers and NSC shall at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrowers' Agent shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrowers' Agent fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for each Borrower and NSC in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Each Borrower and NSC shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and each Borrower and NSC shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrowers or any of their Affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

        9.6     Financial Statements and Other Information.

        (a) Each Borrower and NSC shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower and NSC and their respective Subsidiaries (if any) in accordance with GAAP. Borrowers' Agent shall (i) promptly furnish or cause to be furnished to Lender all such financial and other information as Lender may request relating to the Collateral and the assets, business and operations of each Borrower and NSC and shall notify the independent public accountants acting as auditors to Borrowers and NSC that Lender is authorized to obtain such information directly from such accountants. Without limiting the foregoing Borrowers shall cause to be furnished to Lender:
(i) within thirty (30) days after the
end of each fiscal month, (A) monthly unaudited consolidated and consolidating financial statements of NSC and Borrowers (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of NSC and Borrowers as of the end of and through such fiscal month and (B) monthly operating statements of each Retail Store, (ii) within forty five (45) days after the end of each fiscal quarter, (A) unaudited consolidated and consolidating financial statements of NSC and Borrowers (including the information specified in Section 9.6(a)(i) (A) hereof),as of the end and through the fiscal quarter then ended and (B) quarterly operating statements of each Retail Store, (iii) within sixty (60) days after the consummation of NSC's Plan of the Reorganization, audited consolidated and consolidating financial statements of NSC and Borrowers (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of NSC and Borrowers as of the end of and for the immediately preceding fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrowers and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of NSC and Borrowers as of the end of and for such fiscal year, and (iv) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and supporting consolidating financial schedules of NSC and Borrowers (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders equity), and the accompanying notes thereto and the accompanying consolidating and combining schedules and financial statements of NSC and Borrowers, all in reasonable detail, fairly presenting the financial position and the results of the operations of NSC and Borrowers as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrowers and reasonably acceptable to Lender, that such consolidated financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of NSC and Borrowers. The financial statements referred to in Section 9.6(a)(i) and (ii) hereof shall be accompanied by a certificate of the Chief Financial Officer of Borrowers to the effect (i) that such financial statements are correct in all material respects, subject to normal year end audit adjustments and (ii) that Borrowers are in compliance with the covenants set forth in Sections 9.14, 9.15,
9.16 and 9.17 hereof , as of the close of the period to which such financial statements relate, together with a schedule showing the calculations used in determining such compliance and that no Event of Default or event which would with the giving of notice or passage of time, constitute an Event of Default exists and is continuing.

        (b) Borrowers shall promptly notify Lender in writing of the details of (i) any loss, damages, investigation, action, suit, proceeding or claim which has or could result in a Material Adverse Effect, (ii) any Material Contract of a Borrower being terminated or amended or any new Material Contract entered into (in which event Borrowers' Agent shall provide Lender with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $1,000,000 which has been entered against a Borrower or NSC or any of their properties or assets, (iv) any notification from a Governmental Authority of violation of laws or regulations received by a Borrower or NSC, (v) any ERISA Event and (vi) the occurrence of any Event of Default or act, condition or event which with the giving of notice or the passage of time or both, would constitute an Event of Default.

        (c) NSC shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which any of them sends to their stockholders generally and copies of all reports and registration statements which any of them files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

        (d) Borrower and NSC shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of a Borrower or NSC to any court or other government agency upon request therefor or to any participant or assignee or prospective participant or assignee. Borrowers and NSC hereby irrevocably authorize and direct all accountants or auditors to deliver to Lender, at Borrowers' expense, copies of the financial statements of NSC and each of its Subsidiaries and any reports or management letters prepared by such accountants or auditors on behalf of NSC and its Subsidiaries and to disclose to Lender such information as they may have regarding the business of NSC and its Subsidiaries. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrowers to Lender in writing.

        9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrowers and NSC shall not directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with any of them or (b) sell, assign, lease, transfer, abandon or otherwise dispose of(i) any Capital Stock or indebtedness to any other Person or (ii) any of their assets to any other Person (except for (i) sales of Inventory in the ordinary course of business and (ii) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of Borrowers so long as (A) any proceeds are paid to Lender and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $500,000 for all such Equipment disposed of in any fiscal year of Borrowers) or
(c) form or acquire any Subsidiaries, or transfer any assets to any Subsidiary, or (d) wind up, liquidate or dissolve or (e) agree to do any of the foregoing.

        9.8 Encumbrances. Borrowers and NSC shall not create, incur, assume or suffer or permit to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of their respective assets or properties, including the Collateral, except: (a) liens and security interests of Lender; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers or NSC and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrowers' or NSC's business to the extent:
(i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers or NSC, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on their books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of Borrowers or NSC as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto; (e) purchase money security interests in Equipment (including Capital Leases entered into after the date hereof) and purchase money mortgages on Real Property, not to exceed $250,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of a Borrower or NSC other than the Equipment or Real Property so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be; (f) the security interests and liens set forth on Schedule 8.4 hereto; and (g) the security interests pursuant to the Security Pledge.

        9.9 Indebtedness. No Borrower nor NSC shall incur, create, assume, become or be liable in any manner with respect to, or suffer or permit to exist, any obligations or indebtedness, except:

        (a)     the Obligations;

        (b) trade accounts payable not unpaid more than the greater of (i) sixty (60) days past the invoice date or (ii) the due date thereof, unless Lender has established Availability Reserves with respect thereto, and other trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which a Borrower or NSC is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to such Borrower or NSC and with respect to which adequate reserves have been set aside on their books;

        (c) purchase money indebtedness (including Capital Leases) to the extent not incurred or secured by liens (including Capital Leases) in violation of any other provision of this Agreement;

        (d) unsecured indebtedness of NSC to Borrowers described in Section 9.10(f) hereof and unsecured indebtedness of a Borrower or NSC for borrowed money incurred after the date hereof, owing to any Person, other than any shareholder, officer, director, agent, employee or Affiliate of a Borrower, on commercially reasonable rates and terms pursuant to an arm's length transaction; provided, that, (i) Lender shall have received not less than five (5) business days prior written notice of the intention to incur such indebtedness, which notice shall set forth in reasonable detail satisfactory to Lender, the amount of such indebtedness, the person to whom such indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Lender may reasonably request with respect thereto, (ii) Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such indebtedness, (iii) the aggregate amount of such indebtedness at any time outstanding shall not exceed $250,000, (iv) on and before the date of incurring such indebtedness and after giving effect thereto, no Event of Default, or event which with the giving notice or the passage of time or both would constitute an

Event of Default, shall exist or have occurred and be continuing, (v) Borrowers or NSC may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date of the execution thereof, and (vi) Borrowers or NSC shall not, directly or indirectly, (A) make any prepayments or other non-mandatory payments in respect of such indebtedness, or (B) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto, or (C) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (vii) Borrowers or NSC shall furnish to Lender all notices, demands or other materials in connection with such indebtedness either received by Borrower or NSC or on its behalf, promptly after the receipt thereof, or sent by a Borrower, NSC or on its behalf, concurrently with the sending thereof, as the case may be;

        (e) indebtedness of Borrowers and NSC described on Schedule 9.9(e) hereto; provided, that: (i) the individual principal amounts of such indebtedness and aggregate principal amounts of all such indebtedness shall not exceed the amounts shown on such Schedule 9.9 hereto less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory in respect thereof, plus interest thereon at the rate provided for in such agreement or instrument as in effect on the date hereof, (ii) Borrowers and NSC may only make (A) regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness and (B) with respect to the Note Purchase Offer, a one time payment on the Closing Date, from the proceeds of Term Loan D as contemplated by Section 6.6 hereof, (iii)Borrowers and NSC shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iv) Borrowers and NSC shall furnish to Lender all notices or demands in connection with such indebtedness either received by any Borrower or NSC or on its behalf, promptly after the receipt thereof, or sent by a Borrower or NSC or on their behalf, concurrently with the sending thereof, as the case may be; and

        (f) unsecured obligations and indebtedness owed by any Borrower to any of the other Borrowers.

        9.10 Loans, Investments, Guarantees, Etc. Borrowers and NSC shall not directly or indirectly, make or permit to exist any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in cash or Cash Equivalents; provided that, as to any of the foregoing, unless waived in writing by Lender, Borrowers and NSC shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments; (c) the loans, advances and guarantees set forth on Schedule 9.10 hereto; provided, that, as to such loans, advances and guarantees, (i) Borrower and NSC shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrowers and NSC shall furnish to Lender all notices or demands in connection with such loans, advances or guarantees or other indebtedness subject to such guarantees either received by a Borrower or NSC or on its behalf, promptly after the receipt thereof, or sent by a Borrower or NSC or on its behalf, concurrently with the sending thereof, as the case may be; (d) loans and advances not in excess of the amount of $500,000 outstanding in the aggregate for all such loans and advances during the term of this Agreement ; provided that, no such loan or advance shall be made to any Affiliate of a Borrower or any Person described on
Schedule 9.22 hereto; (e) loans or advances by any Borrower to any of the other Borrowers, (f) loans and advances by Borrowers to NSC not in excess of the amount of $250,000 incurred in any fiscal year to be used by NSC for the payment of its ordinary and necessary expenses and (g) a contribution by NSC to the capital of Pueblo(or a reduction of the amount of the NSC Notes) to the extent of any discount derived by NSC on the purchase of the Senior Secured Notes pursuant to the Note Purchase Offer.

        9.11 Transactions with Affiliates. Borrowers shall not, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or Person Affiliated with a Borrower or NSC which is not also a Borrower, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon fair and reasonable terms no less favorable to such Borrower than such Person would obtain in a comparable arm's length transaction with an unaffiliated person (but in no event may a Borrower sell, transfer or lease any property to any Subsidiary) or (b) make any payments (i) of any indebtedness owing to any officer, employee, shareholder, director or other person Affiliated with any Borrower or NSC, which is not also a Borrower or (ii) of any compensation to any employee, except reasonable compensation to employees for services rendered to in the ordinary course of business, not in violation of Section 9.22 hereof; provided that, Borrowers may make the transfers and payments permitted by
Section 9.19(b) and (c) hereof.

        9.12 Additional Bank Accounts. Borrowers shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.8 hereto, except:(a) as to any new or additional Blocked Accounts and (b) as permitted by Sections 7.11 and 7.12 hereof.

        9.13 Compliance with ERISA. (a) Borrowers and NSC shall not, with respect to any "employee benefit plans" maintained by a Borrower or any of its ERISA Affiliates: (i) terminate any of such employee benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee benefit plans or any trust created thereunder which would subject any Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA, (iii) fail to pay to any such employee benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee benefit plan, (v) allow or suffer to exist any occurrence of a reportable event(other than those as to which the Pension Benefit Guaranty Corporation has waived notice pursuant to Regulation) or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee benefit plan that is a single employer plan, that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation, (vi) incur any withdrawal liability with respect to any multi employer pension plan; and (vii) fail to maintain each employee benefit plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal State and Commonwealth Law.

        (b) As used in this Section 9.13 and Section 8.14 the terms (i) "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Section 4975 of the Code and ERISA, (ii) "ERISA Affiliate" shall mean any Person required to be aggregated with a Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code and "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974 .

        9.14 Working Capital. NSC and Borrowers shall, at all times, maintain consolidated Working Capital of not less than $5,000,000.

        9.15 Adjusted Net Worth. NSC and Borrowers shall maintain a consolidated Adjusted Net Worth of not less than: (a)$7 ,000,000 during their fiscal year ending October 29, 2005, (b) $6,000,000 during their fiscal year ending October 28, 2006, (c) $6,000,000 during their the fiscal year ending November 3, 2007,(d) $7,000,000 during their the fiscal year ending November 1, 2008 and (e) $7,000,000 during their the fiscal year ending October 31, 2009.

        9.16 Suppressed Availability. (a) Borrowers shall, maintain with Lender, at all times after the date hereof, Suppressed Availability of not less than $1,800,000. Lender may, but shall not be required to and in addition to its other rights, in its discretion, use the amount of Suppressed Availability (i) to pay costs and expenses incurred by Borrowers or chargeable to Borrowers under this Agreement, (ii) to cure defaults of Borrowers or NSC under this Agreement, or by Borrower or NSC or any other Obligor under any of the other Financing Agreements or any other agreement of any Borrower or NSC with any third party,
(iii) to pay taxes of Borrowers or NSC and (iv) for, any other purpose permitted by, or to make any other payment which Lender is authorized to make, under this Agreement.

        (b) If the amount of Suppressed Availability shall at any time be less than $1,800,000 Borrowers shall, at all times, on notice by Lender, immediately take such actions as are required by Lender, including delivery to Lender of additional Pledged Cash, so that the amount of Suppressed Availability shall not be less than $1,800,000.

        9.17 Additional Financial Covenants. (a) NSC and Borrowers shall, as of the close of their fiscal year ending October 29, 2005, and for the 52-53 week period then ending, and as of the close of each of their fiscal years thereafter and for the respective 52-53 week periods then ending have a consolidated Fixed Charge Coverage Ratio equal to or greater than 1.30 to 1; provided that, in determining such Ratio there shall be excluded as current maturities of Debt the amount of the Loans and the amount of the NSC Notes, as such of each such date.

        (b) NSC and Borrowers shall, as of the close of their fiscal year ending October 29, 2005 and for the 52-53 week period then ending and as of the close of each of their fiscal years thereafter and for the respective 52-53 week periods then ending, derive (i) consolidated EBITDA of not less than $22,000,000 and (ii) consolidated Net Revenue of not less than $525, 000,000.

        (c) NSC and Borrowers shall not permit, as of the close of their fiscal year ending October 29, 2005, and for the 52-53 week period then ending and as of the close of each of their fiscal years thereafter and for the respective 52-53 week periods then ending, the ratio of their consolidated Debt to consolidated EBITDA to be greater than 10 to 1.

        9.18 Changes in Equity. Borrowers and NSC shall not (a) cease to have their respective Capital Stock or other equity interests owned by the Persons now owning such Capital Stock or other equity interests in the same percentages of ownership now held by such Persons or (b) issue, sell or deliver any shares of their respective Capital Stock or other equity interests or rights, options, warrants or calls to purchase any shares of their respective Capital Stock other equity interests or securities convertible into shares of their respective Capital Stock or other equity interests.

        9.19 Restricted Junior Payments. Borrowers shall not, directly or indirectly, make, or agree to make, any Restricted Junior Payments, except:

        (a)     As may be permitted by Sections 9.11 (a) and 9.10(f) hereof;

        (b) Payment by Pueblo to NSC of up to $45,000,000 to be used by NSC in accordance with the requirements of Section 6.6 hereof; provided that, each of the following conditions are satisfied:

                (i) such payment shall be made with funds legally available therefor,

                (ii) such payment shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or its properties are bound,

                (iii) as of the date of such payment (A) no Event of Default or act, condition or event which with the giving of notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing and (B) the making of such payment would not cause the occurrence of an Event of Default, including a failure to comply with any of the provisions of Sections 9.14, 9.15, 9.16 or 9.17 hereof; and

                (iv) as of the date of such payment and after giving effect thereto, Borrowers, taken as whole, shall be Solvent; and

        (c) Payments to NSC of regularly scheduled interest payments on the NSC Notes to be used by NSC for the purposes of paying regularly scheduled payments of interest on the Senior Secured Notes; provided that, each of the following conditions are satisfied:

                (i) such payment shall be made with funds legally available therefor,

                (ii) such payment shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or its properties are bound,

                (iii) as of the date of such payment (A) no Event of Default or act, condition or event which with the giving of notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing and(B) the making of such payment would not cause the occurrence of an Event of Default, including a failure to comply with any of the provisions of Sections 9.14, 9.15, 9.16 or 9.17 hereof;

                (iv) as of the date of such payment and after giving effect thereto, Borrowers, taken as whole, shall be Solvent;

                (v) The making of such payment does not and will not result in, as determined by Lender, Revolving Loans in excess of those permitted under Section 2.1(a) hereof; and

        (e)     A Borrower may declare and pay dividends to another Borrower.

        9.20 Costs and Expenses. Borrowers shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations including the costs of field testing by third party providers retained by Lender, plus a per diem charge at the rate of $1,000.00 per person per day plus travel, hotel and all other out of pocket expenses for Lender's examiners in the field and office; and (h) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

        9.21 Environmental Audits. Within ninety (90) days from the date of a request by Lender, from time to time, Borrowers shall deliver to Lender, at their expense updated environmental audits of the Real Property and the Real Estate Security conducted by an environmental firm acceptable to Lender and in form, scope and methodology satisfactory to Lender confirming that (a) Borrowers and NSC are in compliance with all Environmental Laws, in all material respects and (b) there is no material potential or actual liability of any Borrower or NSC for any remedial action with respect to any environmental condition or any other significant environmental problems; provided that, if such audits cannot confirm such compliance or that there is no such liability, Borrowers shall forthwith at their expense, diligently take all remedial action necessary to cure such condition, effect such compliance and discharge such liability, to such firm's satisfaction.

        9.22 Management Compensation. Borrowers and NSC will not pay compensation or management, consulting or other fees for management or similar services directly or indirectly, to or for the benefit of (a) as to those Persons listed on Schedule 9.22 hereto in per annum amounts in the aggregate in excess of that set forth and determined as described on Schedule 9.22 hereto, including performance and incentive bonuses, for each such person, (b) as to any Affiliate or direct or indirect or beneficial stockholder an additional per annum amount in excess of $120,000 and (c) as to all other officers, directors or consultants amounts in excess of that which is reasonable, ordinary and necessary.

        9.23 Business Names. Borrowers and NSC shall not use any trade names in the conduct of their business and operations other than (a)those listed on
Schedule 8.11 hereto and (b)those trade names which a Borrower may hereafter use after (i) having given Lender at least 15 Business Days notice after the filing for registration of such name and (ii) taking all such actions and executing and delivering all such agreements, instruments, notices and documents as Lender shall request to(A) grant to Lender a valid and perfected first and prior security interest and lien therein and (B) protect and preserve Lenders's security interests and liens in the other Collateral.

        9.24 Franchise Agreements. (a) Each Borrowers shall (i) observe and perform and perform all of the material terms, covenants, conditions and provisions of the Franchise Agreements to be observed and performed by any of them at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything which could reasonably be expected to result in a material default under or material breach of any of the terms of any Franchise Agreement, (iii) not cancel, surrender, modify, amend, waive or release any Franchise Agreement in any material respect or any term, provision or right of a Borrower thereunder in any material respect, or consent to or permit to occur any of the foregoing; except that, subject to Section 9.24(b) below, a Borrower may cancel, surrender or release any Franchise Agreement in the ordinary course of the business of such Borrower; provided that, Borrowers shall give Lender not less than ten (10) days prior written notice of the intention to so cancel, surrender and release any such Franchise Agreement, (iv) give Lender prompt written notice of any Franchise Agreement entered into by any Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as lender may reasonably request, (v) give Lender prompt written notice of any material breach of any obligation, or any default, by any party under any Franchise Agreement, and deliver to Lender (promptly upon the receipt thereof by a Borrower in the case of a notice to a Borrower, and concurrently with the sending thereof in the case of a notice from a Borrower) a copy of each notice of default received or delivered by a Borrower in connection with any Franchise Agreement, and (vi) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may reasonable require from time to time concerning the observance, performance and compliance by any Borrower or the other party or parties thereto with the terms, covenants or provisions of any Franchise Agreement.

        (b) Each Borrower will either exercise any option to renew or extend the term of each Franchise Agreement in such manner as will cause the term of such Franchise Agreement to be effectively renewed or extended in accordance with, and subject to, the terms thereof, for the period provided by such option and give prompt written notice thereof to Lender or give Lender prior written notice that such Borrower does not intend to renew or extend the term of any such Franchise Agreement or that the term thereof shall otherwise be expiring, not less than ten (10) days prior to the date of any such non-renewal or expiration. In the event of the failure of a Borrower to extend or renew any Franchise Agreement, Lender shall have, and is hereby granted, the irrevocable right and authority, at its option in accordance with, and subject to, the terms thereof to renew or extend the term of such Franchise Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Lender or in the name of or on behalf of any Borrower, as Lender shall determine, at any time that an Event of Default shall exist or have occurred and be continuing. Any sums so paid by Lender shall constitute part of the Obligations.

        9.25    Additional Covenants.

        (a) Borrowers shall deliver to Lender, within 10 days of the close of each fiscal month a report of essential payments made and expenses incurred, by Borrowers during such month in such detail as Lender may request.

        (b) Borrowers shall deliver to Lender, within 10 days of the close of each fiscal quarter a progress report with respect to Borrowers' store remodeling, relocation and opening plans.

        (c) Borrowers shall deliver to Lender, within 10 days of the close of each fiscal month, a comparison of its actual "availability" for such month with its budgeted "availability" for such month.

        (d) Borrowers shall furnish to Lender, within 10 days of the close of each fiscal quarter, a status report on its leased properties, in form and detail and covering those matters requested by Lender.

        9.26 Loan Amount Certificate. Borrowers and NSC shall, promptly upon the request of Lender, but not more often the 4 times in any fiscal year and in any event together with the audited Financial Statements referred to in Section
9.6 hereof furnish to Lender a certificate, signed by their President and Chief Financial Officer, stating as of the date thereof (a) the then outstanding balance of the Loans, (b) that no defense, offset or counterclaim exists with respect to Borrowers obligation to pay such Loans or if any such defense, offset or counterclaim does exist, specifying in detail the nature and amount thereof and the facts upon which based and (c) they have reviewed this Agreement and the other Financing Agreements to which any Borrower is a party and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Borrowers and that, based on such review, the Borrowers have observed or performed all of their covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Financing Agreements to be observed, performed or satisfied by the Borrowers and that such review has not disclosed the existence, and that such officers do not have knowledge of the existence as at the date of the certificate, of any Event of Default or event or condition which, with the giving of notice or the lapse of time or both, would constitute an Event of Default or if such officer has any knowledge of any such Event of Default or other event or condition, specifying same and what action the Borrowers are taking or proposes to take with respect thereto.

        9.27 Further Assurances. At the request of Lender at any time and from time to time, Borrowers and NSC shall at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests of Lender, and the priority thereof, in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrowers' Agent representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans and providing Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, each Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

        9.28    Note Purchase Offer.

        (a) NSC shall not change or amend or agree to change or amend the terms of the Note Purchase Offer or extend or terminate the original stated "Expiration Date"(as defined therein) thereof, without giving notice thereof to Lender.

        (b) NSC and Borrowers will repay to Lender on demand, any portion of the Loans to be used by NSC (i) to purchase the Senior Secured Notes, (ii) to pay accrued interest thereon or (iii)to pay expenses in connection therewith, not so used by March 11, 2005.

        9.29 Security Pledge. NSC shall not amend or agree to amend the Security Pledge, without the prior written consent of Lender.

        9.30 Loan To Value Ratio. (a) At no time after any reduction of the Interest Rate with respect to Term Loan D, as provided in Section 3.1(e) hereof, shall Borrowers permit (i) the amount of the Loans, other than Revolving Loans to exceed $51,600,000, (ii) the amount of the Obligations, other than Revolving Loans, to exceed 65% of the value of the Collateral, as determined by appraisals acceptable to Lender, shown on Schedule 3.1(e) hereto or (iii) the amount of Revolving Loans and Letter Of Credit Accommodations to exceed the amounts available pursuant to Sections 2.1 and 2.2 hereof.

        (b) Borrowers shall reduce the amount of Revolving Loans and Letter Of Credit Accommodations so that at no time shall the amount thereof exceed the amounts specified on Schedule 2.1((a)(ii) hereof; subject to reduction as provided in Section 2.1(b) hereof.

        Section 10. EVENTS OF DEFAULT AND REMEDIES.

        10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default" and collectively as "Events of Default":

        (a) Borrowers (i) fail to pay when due any of the Obligations (including any mandatory repayment in respect thereof) or (ii) Borrowers or NSC fail to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements except those described in Section 10(a)(i) above and such failure shall continue for ten (10) days; except that, such ten (10) day cure period shall not be applicable in the case of (A) any failure which cannot be cured at all or within such ten (10) day period, (B) an intentional breach by a Borrower or NSC or (C) a failure which has been the subject of a prior failure within the preceding six (6) months;

        (b) Any representation, warranty or statement of fact made by Borrowers or NSC to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

        (c) NSC or any other Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender or any representation, warranty or statements of fact made by any such Person in any such document shall when made or deemed made be false or misleading in any material respect;

        (d) any judgment for the payment of money is rendered against any Borrower or NSC or any other Obligor in excess of $250,000 in any one case, or in excess of $500,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of sixty (60) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or NSC or any other Obligor or any of their assets;

        (e) any Borrower, NSC or any other Obligor which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

        (f) Borrowers shall not be Solvent or any Borrower or NSC makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

        (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or NSC or any other Obligor or all or any part of their respective properties and such petition or application is not dismissed within thirty(30) days after the date of its filing or any Borrower or NSC or any other Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of any such action or proceeding or the relief requested is granted sooner.

        (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or NSC or any other Obligor or for all or any part of its property;

        (i) any default by a Borrower or NSC or any other Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or under any Capital Lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $200,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Borrower or NSC or any other Obligor under any Material Contract, lease, license, or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

        (j) there shall be a Change of Control or change in the present senior management of Borrowers or NSC;

        (k) the indictment, or as Lender may reasonably and in good faith determine, threatened indictment of a Borrower or NSC or any other Obligor under any criminal statute, or commencement or threatened commencement of any criminal or civil proceedings against any Borrower or NSC or any other Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of any Borrower or NSC or any other Obligor;

        (l) there shall be a material adverse change in the business, assets or prospects of Borrower or NSC or any other Obligor after the date hereof;

        (m) there shall be an event of default under any of the other Financing Agreements;

        (n) NSC shall not comply with the Note Purchase Offer in any material respect;

        (o) any proceeds of Term Loan D not used by NSC to fund to purchase of the Senior Secured Notes or pay accrued interest thereon or expenses in connection therewith on or prior to March 11, 2005, shall not be repaid to Lender on demand, together with interest thereon, as provided herein.

        (q) the Chapter 11 Case of NSC under the Bankruptcy Code known as In re Nutritional Sourcing Corporation, in the Bankruptcy Court, designated Case No. 02-12550 (PJW) shall be reopened at any time;

        (p) the security interests granted to the Trustee, pursuant to the Security Pledge do not continue to be to Lender's satisfaction, validly and effectively junior and subordinate to the liens of and security interests of Lender; or

        (q) Any Loans under the Special Advance Facility are outstanding and remain unpaid for (i) a period greater than the period permitted under Section 2.1(f)(ii) hereof or (ii)120 consecutive days after the making thereof, whichever occurs first.

        10.2    Remedies.

        (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrowers or NSC or any other Obligor except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by a Borrower or NSC of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against any Borrower or NSC or any other Obligor to collect the Obligations without prior recourse to the Collateral.

        (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g), or 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrowers at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of a Borrower, which right or equity of redemption is hereby expressly waived and released by Borrowers and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrowers' Agent designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers waive any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrowers waive the posting of any bond which might otherwise be required.

        (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrowers shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

        (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or providing Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrowers and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made or provided by Lender to Borrowers.

        (e) For the purpose of enabling Lender to exercise the rights and remedies hereunder, each Borrower hereby grants to Lender, effective as of the occurrence of any Event of Default, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrowers) to use or assign any of the trademarks, service marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by any Borrower, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the complication or printout thereof.

        10.3 Special Event of Default. (a) The occurrence or existence of the following event shall be an additional "Event of Default":

        (i) Any condition precedent specified in Section 4.1 hereof, the satisfaction of which has been deferred by Lender in writing, is not fulfilled and satisfied on or prior to the date to which fulfillment and satisfaction thereof has been deferred (whether or not such condition is capable of being fulfilled or satisfied by Borrowers); and

        (ii) Lender shall give notice to Borrowers that it is declaring an Event of Default.

        (b) On the occurrence and during the continuance of an Event of Default specified in this Section 10.3 Lender shall be entitled to all rights and remedies hereunder, including without limitation those set forth in Section
10.2 hereof, under the other Financing Agreements, and at law.

        Section 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING
LAW.

        11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

        (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto with respect thereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the Commonwealth of Puerto Rico (without giving effect to principles of conflicts of law).

        (b) Borrowers and NSC and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the United States District Court for the District of Puerto Rico and to the Court of First Instance, (Superior Court) of San Juan, Puerto Rico and waive any objection based on venue or forum non conveniences with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against any Borrower or NSC or their respective property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrowers or NSC and their respective property).

        (c) Each Borrower and NSC hereby waive personal service of any and all process upon each of them and consent that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon a Borrower or NSC in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, the Person so served shall appear in answer to such process, failing which such Person shall be deemed in default and judgment may be entered by Lender against such Person for the amount of the claim and other relief requested.

        (d) BORROWERS AND NSC AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW

EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS AND NSC AND LENDER EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWERS AND NSC OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        (e) Lender shall not have any liability to Borrowers or NSC (whether in tort, contract, equity or otherwise) for losses suffered by any of them in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

        11.2 Waiver of Notices. Each Borrower and NSC hereby expressly waive demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on a Borrower or NSC which Lender may elect to give shall entitle any of them to any other or further notice or demand in the same, similar or other circumstances.

        11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrowers and NSC. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

        11.4 Waiver of Counterclaims. Borrowers and NSC waive all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

        11.5 Indemnification. Each Borrower and NSC shall, jointly and severally, indemnify and hold Lender, and its directors, agents, employees and counsel (collectively "Indemnified

Persons"), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them (a) in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreement, (b) arising out of or in connection with, the Note Purchase Offer or the purchase of any of the Senior Secured Notes by NSC or (c) in connection with any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including in each case, amounts paid in settlement, court costs, and the fees and expenses of counsel (the "Indemnified Liabilities"). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers and NSC shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

        Section 12. TERM OF AGREEMENT; MISCELLANEOUS.

        12.1    Term.

        (a) This Agreement and the other Financing Agreements shall become effective as of the Effective Date and shall continue in full force and effect for a term ending on March 1, 2010 (the "Renewal Date") and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrowers may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving the other party at least sixty (60) days prior written notice; provided that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrowers shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrowers' Agent for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrowers to the bank account designated by Lender are received in such bank account later than 12:00 noon, Atlantic Standard time.

        (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrowers or NSC or any other Obligor of their respective duties, obligations and covenants under this Agreement, the other Financing Agreements, until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other

Financing Agreements, and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

        (c) Upon the written request of Borrowers' Agent, after the effective date of the termination or non-renewal of this Agreement, Lender shall deliver to Borrowers, at Borrowers' cost and expense, UCC-3 termination statements and a release and reassignment of trademarks, patents, and copyrights, each in form and substance satisfactory to Lender, necessary to evidence the termination of Lender's security interests in and lien upon the Collateral, provided that, each of the following conditions is satisfied: (i) Lender shall have received payment in full in cash and performance of all outstanding and unpaid Obligations and the delivery to Lender of cash collateral in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment, and upon the release of all claims against Lender, (ii) Lender shall have received a written release by Borrowers and NSC and all other Obligors, of Lender and the other Indemnified Parties, in form and substance satisfactory to Lender, duly authorized, executed and delivered by Borrowers and NSC and all other Obligors, and (iii) no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities. Accordingly Borrowers and NSC waive any rights which any of them may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral and Lender shall not be required to send such termination statements to Borrowers or NSC or to file them with any filing office, unless and until this Agreement is terminated in accordance with its terms, the conditions specified in this Section 12.1(c) satisfied and all of the Obligations indefeasibly paid in immediately available funds.

        12.2 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrowers or NSC at Borrowers' Agent's chief executive office set forth below, or to such other address as any party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

        12.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

        12.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers and their respective successors and assigns, except that Borrowers and NSC may not assign their rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrowers' Agent, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participation in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

        12.5 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

        12.6 Additional Interpretative Provision. (a) All financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrowers most recently received by Lender prior to the date hereof; provided that, for purposes of determining the amount of Revolving Loans and Letter of Credit Accommodations available to Borrowers pursuant to section
2.1 and 2.2 hereof , inventory shall be valued on a first in, first out basis.

        (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

        (c) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

        (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

        (e) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

        (f) This Agreement and the other Financing Agreements are the results of negotiations among and have been reviewed by counsel to Lender and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Lender merely because of Lender's involvement in their preparation.

        12.7 Counterparts, Etc. This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the deliver of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

        12.8 Appointment of Borrowers' Agent. (a) Each Borrower hereby irrevocably appoints Pueblo as Borrowers' Agent hereunder and Pueblo hereby agrees to act in such capacity as agent for such Borrowers hereunder. Each Borrower further irrevocably authorizes Borrowers' Agent to take such action on such Borrowers' behalf and to exercise such rights and powers hereunder as are delegated to Borrowers' Agent by the terms hereof, together with such rights and powers as are reasonably incident al thereto.

        (b) Borrowers' Agent is hereby expressly and irrevocably authorized by each Borrower, without hereby limiting any implied or express authority, (i) to give and receive on behalf of such Borrower all notices and other materials delivered or provided to be delivered by Lender to such Borrower or by such Borrower to lender pursuant to the Financing Agreements, (ii) to request Revolving Loans, Term Loans and Letter of Credit Accommodations on behalf of such Borrower, and (iii) to pay, on behalf of such Borrower, all Obligations at any time due Lender for the benefit of Lender pursuant to the terms of this Agreement.

        12.9 Multiple Borrowers. References to Borrowers wherever used in this Agreement, shall mean each and all of Borrowers and their respective successors and assigns, individually and collectively, jointly and severally, primarily and unconditionally. The liability of each Borrower hereunder shall be absolute, primary and unconditional, joint and several.

        12.10 Effect On Existing Loan Agreement. (a) Upon closing of the transactions contemplated herein and the making of Term Loan D hereunder by Lender, effective as of the Closing Date, this Agreement will amend and restate the Existing Loan Agreement; provided that:

        (i)     there shall be no novation of the Existing Loan Agreement;

        (ii) there shall be no novation of any of the other Financing Agreements under the Existing Loan Agreement, all of which shall continue in full force and effect and shall be Financing Agreements under this Agreement;

        (iii) Collateral under the Existing Loan Agreement shall continue to be Collateral under this Agreement.

        (b) The Information Certificate, the Schedules and the Exhibits furnished to Lender under, in connection with or as part of the Existing Loan Agreement shall constitute the

Information Certificate, Schedules and Exhibits under this Agreement and are hereby made a part hereof and all of which Borrowers and NSC represent and warrant to be true, correct and complete in all material respects, as of the Effective Date and will be true, correct and complete in all material respects, as of the as of the Closing Date and which do not and will not omit to state any material fact required to be stated therein or necessary in order to make the information contained therein not false or misleading, except as may be set forth in Schedule 12.10(b) hereto. Borrowers shall furnish to Lender (i) not later than February 22, 2005, in form and substance satisfactory to Lender (A) new Information Certificates, Schedules and Exhibits hereunder with respect to FLBN LLC and FLBN/Sub-Base LLC, (B) all Schedules and Exhibits required by this Agreement that were not required by the Existing Loan Agreement, including
Schedule 12.10(b) and (C) executed counterparts of all Financing Agreements and other instruments and documents to be furnished or delivered to Lender hereunder, by or on behalf of Borrowers, except those shown on Schedule 12.10(b)(i)(C) hereof, (ii) on or before the Closing Date executed counterparts of all Financing Agreements and other instruments and documents to be furnished or delivered to Lender hereunder shown on Schedule 12.10(b)(i)(C) hereto and
(iii) on the Effective Date, together with this Agreement, Exhibit B and
Schedule 12.10(b)(i)(C) hereto.

        (c) In the event the transactions contemplated by this Agreement shall not close on or prior to March 11, 2005:

        (i) Lender's closing fee specified in Section 3.8 hereof shall be fully earned and Borrowers shall pay all of Lender's costs and expenses incurred in connection herewith, including the fees, costs and expenses of Lender's counsel,

        (ii) The amount of Revolving Loans and Letter Of Credit Accommodations available to Borrowers shall be as stated in the Existing Loan Agreement and the other terms and provisions Existing Loan Agreement shall not be modified as provided herein, and

        (iii)   Lender shall be under no obligation to disburse Term Loan D.

        (d) Until the Closing Date and disbursement of Term Loan D, the amount of Revolving Loans and Letter Of Credit Accommodations available to Borrowers shall be as stated in the Existing Loan Agreement and the other terms and provisions of the Existing Loan Agreement shall not be modified as provided herein.

        IN WITNESS WHEREOF, Lender and Borrowers and NSC have caused these presents to be duly executed as of the day and year first above written.

                                        LENDER:

                                        Westernbank Puerto Rico

                                        By:  /s/ Miguel A. Vazquez
                                            ------------------------------------
                                            Miguel A. Vazquez
                                            Title: President
                                            Business Credit Division

                                        Address: 268 Munoz Rivera Avenue
                                        Suite 600 6th Floor
                                        Westernbank World Plaza
                                        Hato Rey, Puerto Rico 00918

                                        BORROWERS:

Attest:                                 Pueblo International, LLC
                                        (f/k/a Pueblo International, Inc.)
/s/ Evis H. Lois
----------------
Secretary                               By: /s/ Daniel J. O'Leary
(Seal)                                      ------------------------------------
                                        Name: Daniel  J. O'Leary
                                        Title: Executive Vice President and
                                        Chief Financial Officer

                                        Chief Executive Office:
                                        1300 N.W. 22nd Street
                                        Pompano Beach, FL 33069

                                        FLBN LLC
Attest:                                 (f/k/a FLBN Corporation and Xtra Super
                                        Food Centers, Inc.)
/s/ Evis H. Lois
----------------                        By: /s/ Daniel J. O'Leary
Secretary                                  -------------------------------------
(Seal)                                  Name: Daniel J. O'Leary
                                        Title: Executive
                                        Vice President and Chief
                                        Financial Officer

                                        Chief Executive Office:
                                        1300 N.W. 22nd Street
                                        Pompano Beach, FL 33069

                                        FLBN/ Sub-Base LLC
Attest:
                                        (f/k/a FLBN/Sub
                                        Base Corporation and All Truck, Inc.)

/s/ Evis H. Lois
----------------                        By: /s/ Daniel J. O'Leary
Secretary                                  -------------------------------------
(Seal)                                  Name: Daniel J. O'Leary
                                        Title: Executive
                                        Vice President and Chief
                                        Financial Officer

                                        Chief Executive Office:
                                        1300 N.W. 22nd Street
                                        Pompano Beach, FL 33069

                                        OTHER OBLIGOR:

Attest:                                 Nutritional Sourcing Corporation
                                        (f/k/a Pueblo Xtra International, Inc.)
/s/ Evis H. Lois
----------------                        By: /s/ Daniel J. O'Leary
Secretary                                  -------------------------------------
(Seal)                                  Name: Daniel J. O'Leary
                                        Title: Executive Vice President And
                                        Chief Financial Officer

                                        Chief Executive Office:
                                        550 Biltmore Way - Suite 900
                                        Coral Gables, FL 33134

Commonwealth Of Puerto Rico     )
                                )ss
 Municipality Of San Juan       )

Affidavit No.

        Amended And Restated Loan And Security Agreement, acknowledged and subscribed to before me by Miguel A. Vazquez, of legal age, married, executive and resident of San Juan, Puerto Rico as President of the Business Credit
Division of Westernbank Puerto Rico, personally known to me this   day of
January, 2005, at San Juan, Puerto Rico.

					----------------------------------------
                                                   NOTARY PUBLIC

State Of Florida                )
                                )ss:
County of                       )

        Amended And Restated Loan And Security Agreement, acknowledged and subscribed to before me by Daniel J. O'Leary, of legal age, married, executive and resident of Florida, in his capacity as Executive Vice President and Chief Financial Officer of Pueblo International, LLC, FLBN LLC (f/k/a FLBN Corporation and Xtra Super Food Centers, Inc.) and FLBN/Sub-Base LLC (f/k/a FLBN/Sub-Base Corporation and All Truck, Inc.) and personally known to me at Boca Raton, Florida, this ________ day of January, 2005.

                                        ----------------------------------------
                                                   NOTARY PUBLIC

                               SCHEDULE 2.1(a)(II)

                                                 PERCENTAGE OF
                                                  NET RECOVERY
                                                  PERCENTAGE
                       PERCENTAGE OF VALUE       FOR ELIGIBLE
PERIOD                 OF ELIGIBLE INVENTORY       INVENTORY
-------------------    ---------------------    --------------
2/05                            75%                  100%
3/05                            75%                  100%
4/05                            74%                  98%
5/05                            74%                  98%
6/05                            74%                  98%
7/05                            73%                  96%
8/05                            73%                  96%
9/05                            73%                  96%
10/05                           72%                  94%
11/05                           72%                  94%
12/05                           72%                  94%
1/06                            71%                  92%
2/06                            71%                  92%
3/06                            71%                  92%
4/06                            70%                  90%
5/06                            70%                  90%
6/06                            70%                  90%
7/06                            69%                  88%
8/06                            69%                  88%
9/06                            69%                  88%
10/06                           68%                  86%
11/06                           68%                  86%
12/06                           68%                  86%
1/07                            67%                  84%
2/07                            67%                  84%
3/07                            67%                  84%
4/07                            66%                  82%
5/07                            66%                  82%
6/07                            66%                  82%
7/07 and thereafter             65%                  80%

                                 SCHEDULE 3.1(e)

LTV Reduction Analysis

                                     APPRAISED                                   AMOUNT TO BE
                                       VALUE         LTV          AVAILABLE        REDUCED
                                   ------------   ----------    ------------   ---------------
Property

COMPANY OWNED:                     $ 26,500,000
Campo Rico Warehouse                 10,000,000
Campo Rico Store                     11,500,000
Condado De Diego
                                     48,000,000           75%     36,000,000         4,800,000
Total Company Owned:

LEASED PROPERTIES
                                      7,000,000
Isla Verde                            8,000,000
Plaza Las Americas                    3,500,000
Plaza del Caribe (1)                          -
Mayaguez Mall (2)                       108,000
Old San Juan*                           378,000
Guayama *                             1,212,300
Juana Diaz *                          1,300,300
Vega Baja *                             593,120
Manati*                                 747,633
Fajardo*                                528,227
Hatillo*                                328,900
San German*                             800,000
Caguas*
                                     24,496,480           37%      9,063,698      5,634,190.00
Total Leased Properties (3)
TRADENAME                            26,000,000           25%      6,500,000      6,500,000.00

TOTAL                              $ 79,496,480                 $ 51,563,698   $    16,934,190

ROUNDED TOTAL                      $ 79,500,000                 $ 51,600,000

LTV(51,600,000/79,500,000)                                65%

                             SCHEDULE 12.10(b)(I)(C)

1.  Opinions of Counsel
2.  Pay Proceeds Letter
3.  Depository Request For Funding
4.  Certificate re: compliance with representations, warranties and conditions.
5.  Closing Certificate